EXECUTION VERSION



================================================================================

                                    INDENTURE


                         DATED AS OF SEPTEMBER 24, 2008


                                      AMONG


                        PERKINS & MARIE CALLENDER'S INC.


               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO


                                       AND


                          THE BANK OF NEW YORK MELLON,
                                   AS TRUSTEE


                        14% SENIOR SECURED NOTES DUE 2013

================================================================================












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                                        1
8499/40692-065  Current/12106273v10



                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
310(a)(1)....................................................        7.10
     (a)(2)..................................................        7.10
     (a)(3)..................................................        N.A.
     (a)(4)..................................................        N.A.
     (a)(5)..................................................        7.10
     (b).....................................................        7.10
     (c).....................................................        N.A.
311(a).......................................................        7.11
     (b).....................................................        7.11
     (c).....................................................        N.A.
312(a).......................................................        2.05
     (b).....................................................        12.03
     (c).....................................................        12.03
313(a).......................................................        7.06
     (b)(1)..................................................        N.A.
     (b)(2)..................................................     7.06; 7.07
     (c).....................................................     7.06; 12.02
     (d).....................................................        7.06
314(a)....................................................... 4.03; 12.02; 12.05
     (b).....................................................        N.A.
     (c)(1)..................................................        12.04
     (c)(2)..................................................        12.04
     (c)(3)..................................................        N.A.
     (d).....................................................        N.A.
     (e).....................................................        12.05
     (f).....................................................        N.A.
315(a).......................................................        7.01
     (b).....................................................     7.05; 12.02
     (c).....................................................        7.01
     (d).....................................................        7.01
     (e).....................................................        6.14
316(a)(last sentence)........................................        2.09
     (a)(1)(A)...............................................        6.05
     (a)(1)(B)...............................................        6.04
     (a)(2)..................................................        N.A.
     (b).....................................................        6.07
     (c).....................................................     2.12; 9.04
317(a)(1)....................................................        6.08
     (a)(2)..................................................        6.12
     (b).....................................................        2.04
315(a).......................................................        12.01
     (b).....................................................        N.A.
     (c).....................................................        12.01

--------------------------------------------------------------------------------
N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.



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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 1             DEFINITIONS AND INCORPORATION BY REFERENCE...............1

      Section 1.01        Definitions..........................................1
      Section 1.02        Other Definitions...................................24
      Section 1.03        Incorporation by Reference of Trust Indenture Act...25
      Section 1.04        Rules of Construction...............................25
      Section 1.05        Acts of Holders.....................................26

ARTICLE 2             THE NOTES...............................................27

      Section 2.01        Form and Dating; Terms..............................27
      Section 2.02        Execution and Authentication........................28
      Section 2.03        Registrar, Paying Agent and Calculation Agent.......28
      Section 2.04        Paying Agent to Hold Money in Trust.................29
      Section 2.05        Holder Lists........................................29
      Section 2.06        Transfer and Exchange...............................29
      Section 2.07        Replacement Notes...................................40
      Section 2.08        Outstanding Notes...................................40
      Section 2.09        Treasury Notes......................................40
      Section 2.10        Temporary Notes.....................................41
      Section 2.11        Cancellation........................................41
      Section 2.12        Defaulted Interest..................................41
      Section 2.13        CUSIP Numbers.......................................42

ARTICLE 3             REDEMPTION..............................................42

      Section 3.01        Notices to Trustee..................................42
      Section 3.02        Selection of Notes to Be Redeemed or Purchased......42
      Section 3.03        Notice of Redemption or Repurchase..................43
      Section 3.04        Effect of Notice of Redemption......................44
      Section 3.05        Deposit of Redemption or Purchase Price.............44
      Section 3.06        Notes Redeemed or Purchased in Part.................44
      Section 3.07        Optional Redemption.................................44
      Section 3.08        Mandatory Redemption................................45
      Section 3.09        Offers to Repurchase by Application of Excess
                          Proceeds or Excess Cash Flow........................45

ARTICLE 4             COVENANTS...............................................47

      Section 4.01        Payment of Notes....................................47
      Section 4.02        Maintenance of Office or Agency.....................47
      Section 4.03        Reports.............................................48
      Section 4.04        Compliance Certificate..............................50
      Section 4.05        Taxes...............................................51
      Section 4.06        Stay, Extension and Usury Laws......................51
      Section 4.07        Limitation on Restricted Payments...................51


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      Section 4.08        Dividend and Other Payment Restrictions Affecting
                          Restricted Subsidiaries.............................54
      Section 4.09        Limitation on Incurrence of Indebtedness............55
      Section 4.10        Asset Sales.........................................58
      Section 4.11        Excess Cash Flow Offer..............................59
      Section 4.12        Transactions with Affiliates........................60
      Section 4.13        Liens...............................................62
      Section 4.14        Corporate Existence.................................62
      Section 4.15        Offer to Repurchase upon Change of Control..........62
      Section 4.16        Sale and Leaseback Transactions.....................64
      Section 4.17        Issuances and Sales of Equity Interests in
                          Subsidiaries........................................64
      Section 4.18        Business Activities.................................65
      Section 4.19        Limitation on Capital Expenditures..................65
      Section 4.20        Payments for Consent................................66
      Section 4.21        Subsidiary Guarantees...............................66
      Section 4.22        Impairment of Security Interest.....................67
      Section 4.23        Real Estate Mortgages and Filings...................67
      Section 4.24        Landlord Waivers....................................68

ARTICLE 5             SUCCESSORS..............................................68

      Section 5.01        Merger, Consolidation or Sale of All or
                          Substantially All Assets............................68
      Section 5.02        Successor Corporation Substituted...................69

ARTICLE 6             DEFAULTS AND REMEDIES...................................69

      Section 6.01        Events of Default...................................69
      Section 6.02        Acceleration........................................71
      Section 6.03        Other Remedies......................................72
      Section 6.04        Waiver of Past Defaults.............................72
      Section 6.05        Control by Majority.................................72
      Section 6.06        Limitation on Suits.................................72
      Section 6.07        Rights of Holders of Notes to Receive Payment.......73
      Section 6.08        Collection Suit by Trustee..........................73
      Section 6.09        Restoration of Rights and Remedies..................73
      Section 6.10        Rights and Remedies Cumulative......................73
      Section 6.11        Delay or Omission Not Waiver........................73
      Section 6.12        Trustee May File Proofs of Claim....................74
      Section 6.13        Priorities..........................................74
      Section 6.14        Undertaking for Costs...............................74

ARTICLE 7             TRUSTEE.................................................75

      Section 7.01        Duties of Trustee...................................75
      Section 7.02        Rights of Trustee...................................76
      Section 7.03        Individual Rights of Trustee........................77
      Section 7.04        Trustee's Disclaimer................................77
      Section 7.05        Notice of Defaults..................................77
      Section 7.06        Reports by Trustee to Holders of the Notes..........77
      Section 7.07        Compensation and Indemnity..........................78
      Section 7.08        Replacement of Trustee..............................78


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      Section 7.09        Successor Trustee by Merger, etc....................79
      Section 7.10        Eligibility; Disqualification.......................79
      Section 7.11        Preferential Collection of Claims Against Company...80
      Section 7.12        Trustee in Other Capacities; Collateral Agent.......80
      Section 7.13        Co-Trustees, Co-Collateral Agent and Separate
                          Trustees, Collateral Agent..........................80

ARTICLE 8             LEGAL DEFEASANCE AND COVENANT DEFEASANCE................81

      Section 8.01        Option to Effect Legal Defeasance or Covenant
                          Defeasance..........................................81
      Section 8.02        Legal Defeasance and Discharge......................81
      Section 8.03        Covenant Defeasance.................................82
      Section 8.04        Conditions to Legal or Covenant Defeasance..........83
      Section 8.05        Deposited Money and Government Securities to
                          Be Held in Trust; Other Miscellaneous Provisions....84
      Section 8.06        Repayment to Company................................84
      Section 8.07        Reinstatement.......................................84

ARTICLE 9             AMENDMENT, SUPPLEMENT AND WAIVER........................85

      Section 9.01        Without Consent of Holders of Notes.................85
      Section 9.02        With Consent of Holders of Notes....................85
      Section 9.03        Compliance with Trust Indenture Act.................87
      Section 9.04        Revocation and Effect of Consents...................87
      Section 9.05        Notation on or Exchange of Notes....................88
      Section 9.06        Trustee to Sign Amendments, etc.....................88

ARTICLE 10            GUARANTEES..............................................88

      Section 10.01       Guarantee...........................................88
      Section 10.02       Limitation on Guarantor Liability...................90
      Section 10.03       Execution and Delivery..............................90
      Section 10.04       Subrogation.........................................91
      Section 10.05       Benefits Acknowledged...............................91
      Section 10.06       Release of Guarantees...............................91

ARTICLE 11            SATISFACTION AND DISCHARGE..............................92

      Section 11.01       Satisfaction and Discharge..........................92
      Section 11.02       Application of Trust Money..........................92
      Section 11.03       Acknowledgment of Discharge by Trustee..............93

ARTICLE 12            MISCELLANEOUS...........................................93

      Section 12.01       Trust Indenture Act Controls........................93
      Section 12.02       Notices.............................................93
      Section 12.03       Communication by Holders of Notes with Other
                          Holders of Notes....................................94
      Section 12.04       Certificate and Opinion as to Conditions
                          Precedent...........................................95
      Section 12.05       Statements Required in Certificate or Opinion.......95
      Section 12.06       Rules by Trustee and Agents.........................95
      Section 12.07       No Personal Liability of Directors, Officers,
                          Employees and Stockholders..........................95


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      Section 12.08       Governing Law.......................................96
      Section 12.09       Waiver of Jury Trial................................96
      Section 12.10       Force Majeure.......................................96
      Section 12.11       No Adverse Interpretation of Other Agreements.......96
      Section 12.12       Successors..........................................96
      Section 12.13       Severability........................................96
      Section 12.14       Counterpart Originals...............................96
      Section 12.15       Table of Contents, Headings, etc....................97

ARTICLE 13            AGREEMENT TO SUBORDINATE SECURITY INTERESTS; SECURITY...97

      Section 13.01       Grant of Security Interest..........................97
      Section 13.02       Intercreditor Agreement.............................98
      Section 13.03       Recording and Opinions..............................98
      Section 13.04       Release of Collateral...............................99
      Section 13.05       Specified Releases of Collateral....................99
      Section 13.06       Release upon Satisfaction or Defeasance of
                          all Outstanding Obligation........s................100
      Section 13.07       Form and Sufficiency of Release....................100
      Section 13.08       Purchaser Protected................................100
      Section 13.09 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements...100
      Section 13.10       Authorization of Receipt of Funds by the
                          Collateral Agent Under the Collateral Agreements...101



























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       INDENTURE, dated as of September 24, 2008, among Perkins & Marie
Callender's Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon, a New York banking corporation, as trustee (in such capacity, the "Trustee") and as collateral agent (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

       WHEREAS, the Company has duly authorized the creation of an issue of $132,000,000 aggregate principal amount of 14% Senior Secured Notes due 2013 (the "Notes");

       WHEREAS, the obligations will be unconditionally and irrevocably guaranteed by the Guarantors; and

       WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

       NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01......DEFINITIONS.

          "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation; PROVIDED, HOWEVER, that no Acquired Debt shall be secured by a Lien.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "AGENT" means any Registrar or Paying Agent.

          "APPLICABLE PREMIUM" means, with respect to any Note on any Redemption Date, the greater of:

              (1)   1.0% of the principal amount of any Note; or

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              (2)   the excess of:

                    (a) the present value at such redemption date of (i) the redemption price of the Note at May 31, 2011 (such redemption price being set forth in SECTION 3.07 hereof), plus (ii) all required interest payments due on the Note through May 31, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

                    (b) the principal amount of the Note, if greater.

          "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer, redemption or exchange.

         "ASSET ACQUISITION" means, with respect to any Person, (1) an Investment by such Person or any Restricted Subsidiary of such Person in any third Person pursuant to which such third Person shall become a Restricted Subsidiary of such Person or any Restricted Subsidiary of such Person, or shall be merged with or into such Person or any Restricted Subsidiary of such Person, or (2) the acquisition by such Person or any Restricted Subsidiary of such Person of the assets of any third Person (other than a Restricted Subsidiary of such Person) which constitute all or substantially all of the assets of such third Person or comprises any division or line of business of such third Person or any other properties or assets of such third Person other than in the ordinary course of business.

         "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory and leases (or subleases) of restaurant facilities and related equipment to franchisees, in each case in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by SECTIONS 4.15 and 5.01 and not by SECTION 4.10, and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer, sale or other disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by SECTION 4.07 or the definition of Permitted Investment, (iv) any sale, lease, sublease or other disposition of assets that are no longer used, or are damaged, worn-out or obsolete, by the Company or any of its Restricted Subsidiaries; (v) issuance of Equity Interests by a Restricted Subsidiary of the Company in which the Company's percentage interest (direct and indirect) in the Equity Interests of such Restricted Subsidiary, after giving effect to such issuance, is at least equal to its percentage interest prior thereto; (vi) the sale or other disposition of Cash Equivalents or Marketable Securities; (vii) the sale, lease, sublease, license, sublicense or consignment of accounts receivable, equipment, inventory, real property, or other assets in the ordinary course of business, including leases or subleases with respect to facilities which are temporarily not in use or pending their disposition; (viii) trade or exchange of assets of equivalent fair market value; (ix) the licensing of intellectual property or other general intangibles to third Persons on customary terms as determined by the Board of Directors in good faith; (x) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind; and (xi) the sale or other disposal of property or assets pursuant to the


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


exercise of any remedies pursuant to the Credit Facilities or the other security documents relating to any Indebtedness permitted under this Indenture.

          "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction occurring on or after the Issue Date means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "AVERAGE MARKET PRICE" means, with respect to any Marketable Securities as of any relevant date of determination the average of the Closing Price per share or other unit of such Marketable Securities for the period of five full Trading Days ending on and including the third full Trading Day prior to such relevant date of determination (appropriately adjusted to reflect the effect of any stock splits, reverse splits, stock dividends and any other similar events affecting such security).

          "BANK PRODUCT" means any financial accommodation extended to Parent or its Subsidiaries by a bank product provider (other than pursuant to the Revolver) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Parent or any of its Subsidiaries, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under hedge agreements.

          "BANK PRODUCT OBLIGATIONS" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by Parent or any of its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a bank product agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, existing on the Issue Date or arising thereafter, and (b) all amounts that Parent or any of its Subsidiaries are obligated to reimburse to the agent or any lender under the Revolver as a result of such agent or such lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Parent or any of its Subsidiaries.

          "BANK PRODUCT PROVIDER" has the meaning set forth in the Intercreditor Agreement.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership, (iii) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of the sole member or of the managing member thereof and (iv) with respect to any other person, the board or committee of such Person serving a similar function.

          "BUSINESS DAY" means each day which is not a Legal Holiday.

          "CAPITAL EXPENDITURES" means for any period expenditures (including Capital Lease Obligations other than contracts for expenditures under or with respect to operating leases that are accounted for as Capital Lease Obligations in accordance with GAAP and in which the Company has no ownership interest and excluding expenditures made with the proceeds of casualty insurance or reinvestment of proceeds of asset dispositions as expressly permitted under SECTION 4.10) in respect of the purchase or other acquisition of fixed or capital assets that have a useful life of more than one year and that are required to be capitalized in conformity with GAAP.

          "CAPITAL INTERESTS" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (other than earn-outs or similar consideration payable in connection with an acquisition).

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CASH EQUIVALENTS" means:

                    (i) United States dollars;

                    (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition;

                    (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Revolver or with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign country recognized by the United States of America having capital and surplus, at the time of acquisition thereof, in excess of $750 million (or foreign currency equivalent thereof) and having one of the two highest ratings obtainable from either Standard & Poor's Rating Services, Inc. or Moody's Investor Service, Inc.;

                    (iv) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services, Inc. or Moody's Investor Service, Inc.;

                    (v) investments by Restricted Subsidiaries in local currencies in instruments issued by or with entities in jurisdictions outside of the United States having correlative attributes to the foregoing; and

                    (vi) money market funds, excluding those of Lehman Brothers Holdings Inc. and Merrill Lynch & Co., Inc., at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

          "CHANGE OF CONTROL" means the occurrence of any of the following:

                    (i) any sale, lease, exchange or other transfer (other than a Lien permitted by this Indenture or by way of consolidation or merger), in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than in all such cases to one or more Permitted Holders;

                    (ii) the approval by the holders of Capital Interests of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

                    (iii) any Person or Group (other than the Permitted Holders and any entity formed and controlled by the Permitted Holders for the purpose of owning Capital Interests of Parent) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more that 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Interests of Parent or the Company; or

                    (iv) the replacement over a two-year period of a majority of the Board of Directors of Parent (or if Parent has been liquidated or dissolved, the Company) who constituted the Board of Directors of Parent or the Company, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Continuing Directors.

          "CLEARSTREAM" means Clearstream Banking Societe Anonyme and any successor thereto.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement; PROVIDED, HOWEVER, that "Collateral" shall not include any Excluded Assets.

          "COLLATERAL AGENT" means initially The Bank of New York Mellon, in its capacity as Collateral Agent under this Indenture and the Collateral Agreements, together with its successors in such capacity.

          "COLLATERAL AGREEMENTS" means, collectively, the Intercreditor Agreement, the Security Agreement, the Trademark Security Agreement, each Mortgage and each other instrument creating Liens in favor of the Collateral Agent as required in this Indenture, in each case, as the same may be in force from time to time.

          "COMPANY ORDER" means a written request or order signed on behalf of the Company by an Officer of the Company, who shall be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, and delivered to the Trustee.

          "CONSOLIDATED CASH FLOW" means, with respect to any Person, for any period, the sum (without duplication) of:

                    (i) Consolidated Net Income; and


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


                   (ii) to the extent Consolidated Net Income has been reduced thereby:

                        (a) all income taxes of such Person and its
                    Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

                        (b) Consolidated Interest Expense;

                        (c) Consolidated Non-Cash Charges;

                        (d) the GAAP rental expense associated with
                    operating leases less the actual cash rental expense associated with such operating leases; and

                        (e) solely for purposes of calculating the Fixed
                    Charge Coverage Ratio and Excess Cash Flow, any management fee accrued but unpaid in such period pursuant to the terms of the Management Agreement as in effect on the Issue Date and as described in the Offering Circular, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication, the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (paid, accrued and/or scheduled) to be paid or accrued, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations (including fees and premiums)), to the extent that any such expense was deducted in computing such Consolidated Net Income on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of Total Indebtedness outstanding on such date to the Consolidated Cash Flow of the Company during the four fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate such ratio for which internal financial statements are available (the "Transaction Date"). In addition to and without limitation of the foregoing, for purposes of this definition, Total Indebtedness and Consolidated Cash Flow shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

                    (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the issuance or redemption of any preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (or the issuance or redemption or other repayment of any other preferred stock) by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                    (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

          "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (without duplication):

                    (1) gains or losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or other dispositions, abandonments or reserves relating thereto or the extinguishment of any Indebtedness, together with any related provision for taxes on such gains or losses;

                    (2) extraordinary gains and extraordinary losses together with any related provision for taxes on such extraordinary gains or extraordinary losses;

                    (3) the net income or loss of any Person acquired prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

                    (4) solely for purpose of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under
          SECTION 4.07(A)(3)(A), the net income (but not loss) of any Subsidiary of the Company (excluding in the case of the Company or any of its Restricted Subsidiaries, any Restricted Subsidiary that is a Guarantor) to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                    (5) all gains realized on or because of the purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries;

                    (6) any goodwill impairment charges or other non-cash long term asset impairment charge;

                    (7) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

                    (8) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                    (9) income or loss attributable to discontinued operations (including, without limitation, operations disposed or during such period whether or not such operations were classified as discontinued);

                    (10) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

                    (11) any non-cash expenses or charges resulting from the grant of stock, stock options or other equity-based awards.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person and its Restricted Subsidiaries, for any period, depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of any Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus non-cash items increasing such Consolidated Net Income for such period (other than accruals of revenue in the ordinary course of business and reversals in such period of an accrual of, or reserve for, a cash charge in another period) on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) was nominated for election to such Board of Directors by a Permitted Holder.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

          "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Revolver) or commercial paper facilities or indentures with banks or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), issuance of notes or letters of credit, in each case, as amended, restated, modified, substituted, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "CUSTODIAN" means the Trustee, as custodian with respect to the Notes issuable or issued in whole or in part in global form, or any successor entity thereto appointed as a custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with SECTION 2.06(C) hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in SECTION 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "DISQUALIFIED INTERESTS" means any Capital Interests that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control or to the extent such Capital Interest is only redeemable or exchangeable into Qualified Capital Interests), in whole or in part, on or prior to the date on which the Notes mature for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such date; PROVIDED, HOWEVER, that any Capital Interests that would constitute Disqualified Interests solely because the Holders thereof have the right to require the Company to repurchase or redeem such Capital Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Interests if the terms of such Capital Interests provide that the Company may not repurchase or redeem any such Capital Interests pursuant to such provisions unless such repurchase or redemption complies with SECTION 4.07.

         "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "EXCESS CASH FLOW" means, for any period, Consolidated Cash Flow for such period, adjusted as follows:

                    (1) minus the cash portion of Fixed Charges (net of interest income) and the cash portion of any related financing fees with respect to such period;

                    (2) minus Permitted Payments to Parent made or to be made or the cash portion of all federal, state, local and foreign income taxes and franchise or margin taxes paid or payable (without duplication) by the Company and its Subsidiaries during such period;

                    (3) minus Capital Expenditures for such period; and

                    (4) minus or plus any net increase or decrease, respectively, in Working Capital from the beginning to the end of such period.

         "EQUITY INTERESTS" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

         "EQUITY OFFERING" means any public or private sale of Qualified Capital Interests of the Company or any direct or indirect parent entity of the Company, provided that, in the event of an Equity Offering by any direct or indirect parent entity of the Company, such parent entity contributes to the capital of the

Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to SECTION 3.07(B).

         "EUROCLEAR" means Euroclear S.A./N.V., as operator of the Euroclear system and any successor thereto.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

         "EXCLUDED ASSETS" means:

         (i) the Voting Stock of any Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such Foreign Subsidiary;

         (ii) motor vehicles;

         (iii) rights under any contracts, leases or other instruments that contain a valid and enforceable prohibition on the grant of a security interests or assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

         (iv) fixtures located on premises leased by the Company or any Guarantor to the extent the pledge thereof or grant of a security interest therein is (a) validly prohibited by the lease governing such premises and (b) would result in the forfeiture of the Company's or any Guarantor's right, title or interest thereunder under applicable law; PROVIDED, HOWEVER, that at such time as any such grant of a security interest in any fixture shall not result in a forfeiture thereunder under applicable law, such fixture shall (without any further act or delivery by any Person) constitute Collateral hereunder; PROVIDED, FURTHER, that this clause shall have no application to any real property owned by the Company, any Guarantor or any Affiliate of the Company;

         (v) property and assets owned by the Company or any Guarantor that are the subject of Permitted Liens described in clause (iii) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby is permitted to be incurred under Section 4.09(c)(iv) (including the dollar amount set forth therein) and otherwise prohibits any other Liens thereon;

         (vi) property and assets owned by the Company or any Guarantor (which may include liquor licenses) in which a Lien may not be granted without governmental approval or consent or in which the granting of a Lien is prohibited by applicable law (but only for so long as the Company or the applicable Guarantor has not obtained such approval or consents); and

         (vii) any partnership interests in any Restaurant Partnership (a) not held by the Company or its Restricted Subsidiaries or (b) the pledge of which is prohibited by, or requires the consent of any other Person under, the applicable partnership agreement.

         "EXISTING NOTES" means the Company's 10% Senior Notes due 2013.

         "FIRST PRIORITY AGENT" means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

         "FIRST PRIORITY CLAIMS" means (a) Indebtedness under the Revolver permitted pursuant to clause (i) of the definition of the term "Permitted Debt" and all other Obligations under the documents relating to the Indebtedness incurred thereunder and (b) Bank Product Obligations.

         "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of total Consolidated Cash Flow of such Person and its Restricted Subsidiaries during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate such ratio for which internal financial statements are available (the "FCCR Transaction Date") to Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

                    (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the issuance or redemption of preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (or the issuance or redemption or other repayment of any other preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the FCCR Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

                    (2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow (including any Pro Forma Cost Savings) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the FCCR Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

In calculating Fixed Charges attributable to interest on any Indebtedness computed on a PRO FORMA basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the FCCR Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the FCCR Transaction Date; (b) if interest on any Indebtedness actually incurred on the FCCR Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the FCCR Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

         "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of

                   (i) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, but excluding amortization of debt issuance costs and write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its Restricted Subsidiaries prior to Stated Maturity thereof; and

                   (ii) the product of (a) all cash dividend payments, on any series of preferred equity of such Person or any of its Restricted Subsidiaries paid during such period to any Person other than such Person or any of its Restricted Subsidiaries times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company that is not a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States of America, as in effect from time to time.

         "GENERATOR SALE" means the sale, transfer or other disposition of the Foxtail Manufacturing generator located in Cincinnati, Ohio, together with the receipt by the Company or its Restricted Subsidiaries of any insurance proceeds related thereto.

         "GLOBAL NOTE LEGEND" means the legend set forth in SECTION 2.06(F)(II) hereof, which is required to be placed on all Global Notes issued under this Indenture.

         "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with SECTION 2.01, 2.06(B)(I), 2.06(D) or 2.06(F) hereof.

         "GOVERNMENT SECURITIES" means securities that are:

                   (1) direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

                   (2) obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "GUARANTORS" means Parent and the Subsidiary Guarantors.

         "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (ii) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and (iii) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

         "HEIRS" of any individual mean such individual's estate, spouse, lineal relatives (including adoptive descendants), administrator, committee or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any spouse or lineal relatives (including adoptive descendants) of such individual.

         "HOLDERS" means a Person in whose name a Note is registered.

         "IAI GLOBAL NOTE" means the Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors in the United States of America.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described above and Obligations in connection with Capitalized Lease Obligations) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), Attributable Debt and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Indebtedness also includes all Disqualified Interests issued by such Person with the amount of Indebtedness represented by such Disqualified Interests being equal to its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Interests as if such Disqualified Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Interests, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Interests. Notwithstanding the foregoing, in connection with the Asset Acquisition or other purchase by the Company or any Restricted Subsidiary of any business or assets not in the ordinary course of business, the term "Indebtedness" will exclude post closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INDENTURE DOCUMENTS" means, collectively, this Indenture, the Notes, the Guarantees, the Collateral Agreements, the Intercompany Subordination Agreement, the Management Fee Subordination Agreement and each other agreement, document or instrument to which the Trustee is or may become a party in its capacity as Trustee, Paying Agent, Collateral Agent or Registrar.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "INITIAL PURCHASER" means Jefferies & Company, Inc.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTERCOMPANY SUBORDINATION AGREEMENT" means the Intercompany Subordination Agreement among Parent, the Company and the Subsidiary Guarantors, in favor of the Trustee, as the same may be modified, superseded, succeeded or replaced from time to time in accordance with its terms and the terms of this Indenture.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement between the First Priority Agent and the Second Priority Agent (as defined therein), as the same may be amended, modified, superseded, reinstated, succeeded or replaced from time to time in accordance with its terms and the terms of this Indenture.

         "INTEREST PAYMENT DATE" means May 31 and November 30 of each year to stated maturity, commencing May 31, 2009.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding extensions of credit to customers or advances, deposits or payments to or with suppliers, lessors or utilities or for worker's compensation, in each case, in the ordinary course of business that are required to be recorded in accordance with GAAP as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person and excluding commissions, travel and similar advances to officers and employees made consistent with past practices) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity

Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in SECTION 4.07(A)(3)(C). Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

         "ISSUE DATE" means September 24, 2008.

         "ISSUE DATE REAL PROPERTY" means the real property of the Company and its Restricted Subsidiaries located at the following locations: 1500 N. Woodland Blvd., Deland, Florida; 123 South Third Street, Easton, Pennsylvania; 423 S. Dixie Highway, South Bend, Indiana; and 9880 International Lane, Cincinnati, Ohio.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "MANAGEMENT AGREEMENT" means the management agreement among the Company, Parent, P&MC'S Holding Corp., P&MC'S Holding LLC and Castle Harlan, Inc., as in effect on the Issue Date.

         "MANAGEMENT FEE SUBORDINATION AGREEMENT" means the Management Fee Subordination Agreement among Parent, the Company and the Subsidiary Guarantors, in favor of the First Priority Lender and the Trustee, as the same may be modified, superseded, succeeded or replaced from time to time in accordance with its terms and the terms of this Indenture.

         "MARKETABLE SECURITIES" means any securities listed or quoted on any national securities exchange that has registered with the SEC pursuant to
Section 6(a) of the Exchange Act, the Nasdaq National Market or any designated offshore securities market as defined in Regulation S under the Securities Act.

         "MORTGAGES" means the mortgages, deeds of trust, deeds to secure debt or assignments of the foregoing or other similar documents delivered by the Company or any Guarantor pursuant to the terms of the Indenture which create, in favor of the Collateral Agent, Liens on any fee interest in real property owned by the Company or any Guarantor, as the case may be.

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, (i) actual, reasonable and necessary legal, accounting and investment banking fees, sales commissions, and any severance and relocation expenses incurred as a result thereof, (ii) all taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, (1) against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, or (2) for adjustment in respect of the sale price of the property or assets that are the subject of such Asset Sale; and (v) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale (including, without limitation, the Restaurant Partnerships).

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) as to which (a) the explicit terms provide that there is no recourse against any assets of the Company or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "NON-U.S. PERSON" means a Person who is not a U.S. Person.

         "NOTES" has the meaning set forth in the recitals hereto.

         "OBLIGATIONS" means all loans, advances, debts, principal, interest (including any interest that accrues after the commencement of a bankruptcy, insolvency, receivership or other similar proceeding (an "Insolvency Proceeding"), regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations (including indemnification obligations), fees, Trustee fees, expenses and indemnities provided for in the Indenture (including any fees, expenses or indemnities that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by the Company to the Holders pursuant to or evidenced by the Indenture Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Company is required to pay or reimburse by the Indenture Documents or by law or otherwise in connection with this Indenture Documents. Any reference in this Indenture or in the Indenture Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

         "OFFERING CIRCULAR" means the offering circular, dated September 24, 2008, relating to the sale of the Notes.

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

         "OFFICER'S CERTIFICATE" means a certificate signed on behalf of the Company by an Officer of the Company, who shall be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in this Indenture.

         "OPINION OF COUNSEL" means a written opinion from legal counsel that meets the requirements of SECTION 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "PARENT" means Perkins & Marie Callender's Holding Inc., a Delaware corporation.

         "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "PERMITTED BUSINESS" means the business of the Company and its Restricted Subsidiaries, as presently conducted by the Company and its Restricted Subsidiaries and other businesses that are ancillary or related thereto.

         "PERMITTED HOLDERS" means (1) Castle Harlan Partners III, L.P. and Castle Harlan Partners IV, L.P. and any Person controlling, controlled by, or under common control with, and any account controlled or managed by or under common control or management with Castle Harlan Partners III, L.P. and Castle Harlan Partners IV, L.P. or (2) Castle Harlan, Inc. and employees, management and directors of (including any of their Heirs), and Persons owning accounts managed or advised by or controlled by, any of the foregoing and their respective Affiliates.

         "PERMITTED INVESTMENTS" means:

                    (a) any Investment in the Company or in a Restricted Subsidiary of the Company;

                    (b) any Investment in Cash Equivalents or Marketable Securities;

                    (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and that is engaged in a Permitted Business;

                    (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with SECTION 4.10;

                    (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Interests) of the Company or any parent of the Company;

                    (f) Investments represented by guarantees that are otherwise permitted under this Indenture;

                    (g) Investments existing on the Issue Date;

                    (h) Investments in the Notes or the Existing Notes;

                    (i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors and customers;

                    (j) advances to suppliers and customers in the ordinary course of business;

                   (k) loans and advances, solely in respect of relocation expenses, to employees that are not directors of the Company and its Restricted Subsidiaries in the ordinary course of business, not in excess of $750,000 at any one time outstanding; and

                   (l) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments at any one time outstanding made pursuant to this clause (l) since the Issue Date and all Restricted Payments made pursuant to SECTION 4.07(B)(IX) of this Indenture not to exceed $3.0 million.

          "PERMITTED LIENS" means:

                    (i) Liens securing Indebtedness under Credit Facilities to the extent such Indebtedness was permitted by the terms of this Indenture to be incurred solely pursuant to SECTION 4.09(C)(I);

                    (ii) Liens in favor of the Company or its Subsidiaries;

                    (iii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by SECTION 4.09(C)(IV), which Liens with respect solely to Capital Lease Obligations and purchase money obligations and not mortgage financings shall cover only the assets acquired, constructed, installed, designed, or improved with the proceeds of such Indebtedness;

                    (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                    (v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                    (vi) Liens arising by reason of any judgment, decree or order, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment decree on order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

                    (vii) Liens securing the Notes and all other obligations under this Indenture, the Guarantees and the Collateral Agreements;

                    (viii) Liens securing Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and incurred in accordance with
          SECTION 4.09; PROVIDED that such Liens: (a) taken as a whole are no less favorable to the Holders and are not more favorable in any material respect to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced;

                    (ix) Liens existing on the Issue Date;

                    (x) the interests of lessors or lessees under operating leases or non-exclusive licensors or licensees under license agreements in the property subject to such lease or license or precautionary financing statements filed with respect to other transactions not involving the incurrence of Indebtedness;

                    (xi) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                    (xii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                    (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                    (xiv) Liens securing Bank Product Obligations;

                    (xv) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business incurred in connection with the maintenance of such bank accounts;

                    (xvi) deposits made in the ordinary course of business to secure appeal bonds in connection with obtaining such bonds or liability to insurance carriers, lessors, utilities and other service providers;

                    (xvii) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; and

                    (xviii) Liens granted in favor of credit card processors pursuant to credit card processing services agreements.

          "PERMITTED PAYMENTS TO PARENT" means, without duplication as to amounts:

                    (1) payments to Parent or any direct or indirect parent of Parent to permit Parent or any direct or indirect parent of Parent to pay franchise taxes, directors fees and reasonable accounting, legal and administrative expenses of Parent when due, in an aggregate amount not to exceed $250,000 per annum; and

                    (2) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent or any direct or indirect parent of Parent, payments to Parent or any direct or indirect parent of Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent's or any direct or indirect parent of Parent's receipt of such Tax Payments or refunded to the Company.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, redeem, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

                    (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus fees, expenses, premiums, defeasance costs and accrued interest on, the Indebtedness so extended, refinanced, renewed, redeemed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                    (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, redeemed, renewed, replaced, defeased or refunded;

                    (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or constitutes Disqualified Interests, then the Permitted Refinancing Indebtedness shall have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, redeemed, replaced, defeased or refunded; and

                    (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth in SECTION 2.06(F)(I) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

          "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition that occurred during the four full fiscal quarters (the "FOUR QUARTER PERIOD") or after the end of the Four Quarter Period and on or prior to the applicable calculation date and calculated in accordance with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date, (ii) were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officer's Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Company's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "QUALIFIED CAPITAL INTEREST" means a Capital Interest that is not a Disqualified Interest.

         "RECORD DATE" for the interest payable on any applicable Interest Payment Date means May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

         "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

         "REGULATION S TEMPORARY GLOBAL NOTE LEGEND" means the legend set forth in SECTION 2.06(G)(III) hereof.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "RESTAURANT PARTNERSHIPS" means the general partnerships and limited partnerships known as Pie Shop No. 9, Marie Callender Pie Shop No. 48, Marie Callender Pie Shop No. 50, Marie Callender Pie Shop No. 59, Marie Callender's #61, Marie Callender's #66, Marie Callenders of Simi Valley, MCTexas Limited Partnership, Marie Callender's No. 97, Marie Callender's No. 71, Marie Callender's No. 73, and Marie Callender's Pie Shop No. 62.

         "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

         "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED PERIOD" means the 40 day distribution compliance period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "REVOLVER" means the Revolving Credit Agreement as in effect on the Closing Date among Parent, the Company, Wells Fargo Foothill, LLC, as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, renewed, refunded, replaced, restated, substituted, refinanced, supplemented or restated from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise, including any agreement extending the maturity of, refinancing, replacing, or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "RULE 144" means Rule 144 promulgated under the Securities Act.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated under the Securities Act.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

         "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "SUBSIDIARY GUARANTOR" means any Domestic Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provision of this Indenture, and its respective successors and assigns.

         "TOTAL INDEBTEDNESS" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding.

         "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

         "TRADING DAY" means, with respect to any Marketable Securities, a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or the Nasdaq National Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

         "TREASURY RATE" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 31, 2011; PROVIDED, HOWEVER, that if the period from the redemption date to May 31, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
Sections 77aaa-777bbbb), as in effect on the date on which this Indenture is qualified under the Trust Indenture Act, except as otherwise set forth in this Indenture.

         "TRUSTEE" means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note, substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

         "UNRESTRICTED SUBSIDIARY" means each Restaurant Partnership. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under
SECTION 4.09, calculated on a PRO FORMA basis as if such designation had occurred at the beginning of the four full fiscal quarter period, and (ii) no Default or Event of Default would be in existence following such designation; and PROVIDED, FURTHER, that, to the extent applicable, the Company shall cause such Subsidiary to comply with SECTION 4.21.

         "U.S. PERSON" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "VOTING STOCK" of any Person as of any date means the Capital Interests of such Person that are at the time entitled to vote in the election of the Board of Directors of such Person.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         "WORKING CAPITAL" means, as of any date, the difference between (x) current assets, other than cash and cash equivalents, of the Company and its Subsidiaries for such date and (y) current liabilities of the Company and its Subsidiaries for such date.

SECTION 1.02      OTHER DEFINITIONS.

                                                                      DEFINED IN
         TERM                                                         SECTION
         ----                                                         -------
         "Affiliate Transaction"....................................  4.12
         "Alternate Offer"..........................................  4.15
         "Asset Sale Offer".........................................  4.10
         "Authentication Order".....................................  2.02
         "Change of Control Offer"..................................  4.15
         "Change of Control Payment"................................  4.15
         "Change of Control Payment Date"...........................  4.15
         "Covenant Defeasance"......................................  8.03
         "DTC"......................................................  2.03
         "Event of Default".........................................  6.01
         "Excess Proceeds"..........................................  4.10
         "Excess Cash Flow Offer"...................................  4.11
         "Excess Cash Flow Offer Amount"............................  4.11
         "incur"....................................................  4.09
         "Legal Defeasance".........................................  8.02
         "Measurement Date".........................................  4.07
         "Offer Amount".............................................  3.09
         "Offer Period".............................................  3.09
         "Paying Agent".............................................  2.03
         "Permitted Debt"...........................................  4.09
         "Purchase Date"............................................  3.09
         "Redemption Date"..........................................  3.07

         "Registrar"................................................  2.03
         "Repurchase Offer".........................................  3.09
         "Restricted Payments"......................................  4.07

SECTION 1.03      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

         The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note and Guarantees; "indenture to be qualified" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

         All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act or SEC rule.

SECTION 1.04      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                    (a)  a term has the meaning assigned to it;

                    (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (c)  "or" is not exclusive;

                    (d) words in the singular include the plural, and in the plural include the singular;

                    (e)  "will" shall be interpreted to express a command;

                    (f)  provisions apply to successive events and transactions;

                    (g) references to Sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor Sections or rules adopted by the SEC from time to time;

                    (h) unless the context otherwise requires, any reference to an "Article," "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture; and

                    (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

          SECTION 1.05 ACTS OF HOLDERS.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to SECTION 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this SECTION 1.05.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Register maintained by the Registrar.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  (e) The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

                  (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

                  (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary's standing instructions and customary practices.

                  (h) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                                    ARTICLE 2

                                    THE NOTES

         SECTION 2.01  FORM AND DATING; TERMS.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The amount of Notes which may be issued under this Indenture is unlimited.

                  (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the "Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by SECTION 2.06 hereof.

                  (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon:

                       (i) receipt by the Company of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by SECTION 2.06(B) hereof); and

                      (ii) following such receipt, delivery of an Officer's Certificate to the Trustee.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) TERMS. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         SECTION 2.02  EXECUTION AND AUTHENTICATION.

         At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

         On the Issue Date, the Trustee shall, upon receipt of an Company Order (an "Authentication Order"), authenticate and deliver the Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver Notes for an aggregate principal amount specified in such Authentication Order.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         SECTION 2.03  REGISTRAR, PAYING AGENT AND CALCULATION AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

          SECTION 2.04  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 2.05  HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Trust Indenture Act
Section 312(a).

          SECTION 2.06  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Except as otherwise set forth in this SECTION 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in SECTIONS 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this SECTION 2.06 or SECTION 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or
(ii) above and pursuant to SECTION 2.06(C) hereof. A Global Note may not be exchanged for another Note other than as provided in this SECTION 2.06(A); PROVIDED, HOWEVER, that beneficial interests in a Global Note may be transferred and exchanged as provided in SECTION 2.06(B), (C) or (F) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

              (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL
          NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this SECTION 2.06(b)(i).

              (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS
          IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to SECTION 2.06(B)(I) hereof, the transferor of such beneficial interest shall deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
          (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to SECTION 2.06(H)hereof.

              (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of SECTION 2.06(B)(II) hereof and the Registrar receives the following:

                         (A) if the transferee will take delivery in the
                    form of a beneficial interest in the 144A Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                         (B) if the transferee will take delivery in the
                    form of a beneficial interest in the Regulation S Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

                         (C) if the transferee will take delivery in the
                    form of a beneficial interest in the IAI Global Note, then the transferor shall deliver a certificate in the form of EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
          Note if the exchange or transfer complies with the requirements of
          SECTION 2.06(B)(II) hereof and the Registrar receives the following:

                         (A) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                         (B) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with SECTION 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

              (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO
          RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in SECTION 2.06(A)(I) or (II) hereof and receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to SECTION 2.06(H) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this SECTION 2.06(C) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this SECTION 2.06(C)(I) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

              (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL
          NOTE TO DEFINITIVE NOTES. Notwithstanding SECTIONS 2.06(C)(I)(A) and
          (C) hereof, a beneficial interest in the

          Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

              (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in
          SECTION 2.06(A)(I) or (II) hereof and if the Registrar receives the following:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of SECTION 2.06(A) hereof and satisfaction of the conditions set forth in SECTION 2.06(B)(II) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to SECTION 2.06(H) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive
          Note issued in exchange for a beneficial interest pursuant to this
          SECTION 2.06(C)(IV) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
          Note issued in exchange for a beneficial interest pursuant to this
          SECTION 2.06(C)(IV) shall not bear the Private Placement Legend.

              (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                    (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item
          (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT C hereto, including the certifications, certificates and Opinion of Counsel required by item
          (3) thereof, if applicable;

                    (F) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

              (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions in this SECTION 2.06(D)(II), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

              (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS
          IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with SECTION
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this SECTION 2.06(E), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this SECTION 2.06(E):

              (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor shall deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

                  (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

              (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE
          NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                  (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED
          DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

              (i) PRIVATE PLACEMENT LEGEND.

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE

          MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
          (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
          (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (C)(III),
          (C)(IV), (D)(II), (D)(III), (E)(II) or (E)(III) of this SECTION 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION

         PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE &CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &CO., HAS AN INTEREST HEREIN."

              (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

          (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with SECTION 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with SECTION 2.02 hereof or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to SECTIONS 2.07, 2.10, 3.06, 3.09, 4.10, 4.11, 4.15 and 9.05 hereof).

              (iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under SECTION 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to
          SECTION 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

              (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of SECTION 2.02 hereof.

              (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
          SECTION 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

              (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.07 REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.08 OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
SECTION 2.08 as not outstanding. Except as set forth in SECTION 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to SECTION 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser.

         If the principal amount of any Note is considered paid under SECTION
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.09 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         SECTION 2.10 TEMPORARY NOTES.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

         SECTION 2.11 CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.12 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in SECTION 4.01 hereof. The Company shall notify the Trustee in writing in the form of an Officer's Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this SECTION 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the register maintained by the Registrar that states the special record date, the related payment date and the amount of such interest to be paid.

         Subject to the foregoing provisions of this SECTION 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13      CUSIP NUMBERS.

         The Company in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3

                                   REDEMPTION

         SECTION 3.01 NOTICES TO TRUSTEE.

         If the Company elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 10 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to SECTION 3.03 hereof but not more than 60 days before a redemption date, an Officer's Certificate complying with the applicable provisions of
SECTION 12.05 setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of the Notes, as the case may be, to be redeemed, (iv) the redemption price and (v) the CUSIP number, if any. Any optional redemption referenced in such Officer's Certificate may be cancelled by the Company at any time prior to a Notice of Redemption being mailed to any Holder and, thereafter, shall be null and void.

         SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method as the Trustee reasonably considers fair and appropriate; PROVIDED that no partial redemption will reduce the principal amount of a Note not redeemed to be less than $1,000; PROVIDED further, that if a partial redemption is made with the proceeds of an Equity Offering then the Trustee shall select the Notes or portions thereof for redemption only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depositary), unless such method is prohibited.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; no Notes of $1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

         SECTION 3.03 NOTICE OF REDEMPTION OR REPURCHASE.

         Subject to SECTION 3.09 hereof, the Company shall mail or cause to be mailed by first-class mail notices of redemption or repurchase at least 30 days but not more than 60 days before the redemption or repurchase date to each Holder of Notes to be redeemed or repurchased at such Holder's registered address, except that redemption or repurchase notices may be mailed more than 60 days prior to a redemption or repurchase date if the notice is issued in connection with ARTICLE 8 or ARTICLE 11 hereof. Except as set forth in SECTION 3.07(B) hereof, notices of redemption or repurchase may not be conditional. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)    the redemption or repurchase date;

         (b)    the redemption or repurchase price;

         (c) if any Note is to be redeemed or repurchased in part only, the portion of the principal amount of that Note that is to be redeemed or repurchased and that, after the redemption or repurchase date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of the Notes (unless such unredeemed or unrepurchased portion is equal to or less than $1,000 in principal amount) or transferred by book entry upon cancellation of the original Note;

         (d)    the name and address of the Paying Agent;

         (e) that Notes called for redemption or repurchase shall be surrendered to the Paying Agent to collect the redemption or repurchase price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption or repurchase ceases to accrue on and after the redemption or repurchase date;

         (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption or repurchase are being redeemed or repurchased, as applicable;

         (h) the CUSIP number, if any, and the statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

         (i)    if in connection with a redemption or repurchase pursuant to
                SECTION 3.07(B) hereof, any condition to such redemption or repurchase.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED that the Company shall have delivered to the Trustee, at least 10 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this SECTION 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer's

Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with SECTION 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in SECTION 3.07(B) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to SECTION 3.05 hereof, on and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

         SECTION 3.05 DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         Prior to 12:00 p.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes (or a portion thereof) to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption or repurchase date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in SECTION 4.01 hereof.

         SECTION 3.06 NOTES REDEEMED OR PURCHASED IN PART.

         Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; PROVIDED that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         SECTION 3.07 OPTIONAL REDEMPTION.

         (a) At any time prior to May 31, 2011, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the "Redemption Date"), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Company may acquire any Notes by means other than redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of this Indenture.

          (b) Notwithstanding anything herein to the contrary, at any time on or prior to May 31, 2011, the Company may on any one or more occasions redeem the Notes with the net cash proceeds of one or more Equity Offerings, at a redemption price of 114% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; PROVIDED that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption (excluding Notes held by the Company or any of its Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

          (c) The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Company, on or after May 31, 2011, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 31 of the years indicated below:

YEAR                                                                 PERCENTAGE
----                                                                 ----------
2011..............................................................   107.000%
2012 and thereafter ..............................................   100.000%

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of SECTIONS 3.01 through 3.06 hereof.

          SECTION 3.08 MANDATORY REDEMPTION.

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          SECTION 3.09 OFFERS TO REPURCHASE BY APPLICATION OF EXCESS PROCEEDS OR EXCESS CASH FLOW.

          (a) In the event that, pursuant to SECTION 4.10 or SECTION 4.11 hereof, the Company shall be required to commence an Asset Sale Offer or an Excess Cash Flow Offer, respectively (each, a "Repurchase Offer"), it shall follow the procedures specified below.

          (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply all Excess Proceeds or Excess Cash Flow Offer Amount, as applicable (in either case, the "Offer Amount"), to the purchase of Notes and, if required, PARI PASSU Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and PARI PASSU Indebtedness tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the Purchase Date, shall be paid to the Person in whose name a
Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

          (d) Upon the commencement of a Repurchase Offer, the Company shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Asset Sale Offer shall be made to all Holders and holders of PARI PASSU Indebtedness. The notice, which shall govern the terms of the Repurchase Offer, shall state:

              (i) that the Repurchase Offer is being made pursuant to this SECTION 3.09 and SECTION 4.10 or SECTION 4.11, as applicable, hereof and the length of time the Repurchase Offer shall remain open;

              (ii) the Offer Amount, the purchase price and the Purchase
          Date;

              (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

              (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum amounts of $2,000 and integral multiples of $1,000 only;

              (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

              (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (viii) that, if the aggregate principal amount of Notes and PARI PASSU Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the applicable Person (but not the Trustee) shall select such PARI PASSU Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or, for purposes of such applicable Person's selection (but not the Trustee), such PARI PASSU Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee, in the case of the Notes, and by the applicable Person (but not the Trustee), in the case of PARI PASSU Indebtedness, so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

              (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased (to the extent that such unpurchased portion equals to $1,000 in principal amount or an integral multiples thereof) portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not withdrawn pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes promptly tendered and not withdrawn and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered and not withdrawn by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; PROVIDED that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.

         Other than as specifically provided in this SECTION 3.09, SECTION 4.10 or SECTION 4.11 hereof, any purchase pursuant to this SECTION 3.09 shall be made pursuant to the applicable provisions of SECTIONS 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.01 PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than two Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain the office required under SECTION 2.03 (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at The Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with SECTION 2.03 hereof.

          SECTION 4.03 REPORTS.

              (a) Whether or not required by the rules and regulations of the SEC so long as any Notes are outstanding, the Company will furnish to the Trustee on behalf of the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all information that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, under the following items of Form 8-K: Item 1.01 (Entry into a Material Definitive Agreement); Item 1.02 (Termination of a Material Definitive Agreement); Item 1.03 (Bankruptcy or Receivership); Item 2.01 (Completion of Acquisition or Disposition of Assets); Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant); Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement);
Item 2.05 (Costs Associated with Exit or Disposal Activities); Item 2.06 (Material Impairments); Item 3.03 (Material Modification to Rights of Security Holders); Item 4.01 (Changes in Certifying Registrant's Accountant); Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review); Item 5.01 (Changes in Control of Registrant); Item 5.02 (Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers) and Item 7.01 (Regulation FD Disclosure), in each case within the time periods specified in the SEC's rules and regulations (together with any extensions granted by the SEC); PROVIDED, HOWEVER, that if the SEC will accept the filings of the Company, the Company, at its option, need not furnish such reports to the Trustee or the Holders to the extent it elects to file such reports with the SEC. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (b) NOTWITHSTANDING THE FOREGOING,

              (i) SARBANES-OXLEY. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required (PROVIDED FURTHER, HOWEVER, that nothing contained in the Indenture shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute);

              (ii) FINANCIAL STATEMENTS OF UNCONSOLIDATED ENTITIES. No financial statements of unconsolidated entities will be required;

              (iii) SEGMENT REPORTING. The Company will not be required to prepare its financial statements in accordance with SFAS No. 131; PROVIDED, HOWEVER, that the Company shall include in such reports (in the results of operations discussion in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of such report or, if no such section is required, in such other similarly prominent section of such report) information regarding the net sales and the material reasons for changes with respect to such financial measure with respect to each portion of its business that would constitute a separate operating segment under SFAS No. 131;

              (iv) MEZZANINE SECURITIES. The Company will not be required to comply with SFAS No. 150 in respect of any period prior to the Issue Date;

              (v) SUPPLEMENTAL SCHEDULES. The schedules identified in
          Section 5-04 of Regulation S-X will not be required;

              (vi) ITEM 402 OF REGULATION S-K. The Company may limit the information disclosed in such reports in respect of Item 402 of Regulation S-K under the Securities Act to the information identified in Item 402 that is included in the Offering Circular (which disclosure regarding such types of information shall be presented in a manner consistent in all material respects with the disclosure contained in the Offering Circular);

              (vii) ITEM 403 OF REGULATION S-K. The Company may limit the information disclosed in such reports in respect of Item 403 of Regulation S-K under the Securities Act to identifying, in each case utilizing a reference date permitted under Item 403, (A) the aggregate voting and economic ownership interests in the Company of each person (including any "group" as that term is used in Section 13(d)(3) under the Exchange Act) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's Capital Stock, (B) the aggregate voting and economic ownership interests in the Company beneficially owned by directors and officers of the Company as a group and (C) the information required to be disclosed under Item 403(c); and

              (viii) EXHIBITS. No exhibits pursuant to Item 601 of Regulation S-K under the Securities Act (other than in respect of material agreements governing Indebtedness) will be required.

          Unless the Company then files periodic reports on EDGAR (or a similar system), the Company will post the reports specified in the first paragraph of this covenant on a website no later than the date the Company is required to provide those reports to the Trustee and the Holders of the Notes and maintain such posting so long as any Notes remain outstanding; PROVIDED, HOWEVER, that such website may be password protected so long as the Company makes reasonable efforts to notify the Trustee and the Holders of postings to the website (including through the information dissemination procedures of the depository for the Notes) and to provide the Trustee, Holders, BONA FIDE prospective investors, securities analysts and market makers at recognized banking firms with access to such website; PROVIDED, FURTHER that no conditions may be imposed on access to such information other than a representation by the Person accessing such information that it is the Trustee, a Holder, a BONA FIDE prospective investor, a securities analyst or a market maker.

         The Company will use reasonable efforts to participate in quarterly conference calls to discuss its results of operations with Holders. Within 5 Business Days prior to such conference calls, the Company will use reasonable efforts to inform Holders of such calls. Access to such conference calls may be password-protected so long as the Company takes reasonable steps to provide the Holders, prospective investors, securities analysts and market makers with access to such calls.

(c) In the event that (1) the rules and regulations of the SEC permit the Company and any direct or indirect parent entity (including Parent) to report at such parent entity's level on a consolidated basis, (2) such parent entity is not engaged in any business other than a Permitted Business and (3) such parent entity's consolidated capitalization (including cash and cash equivalents) does not differ materially from that of the Company and its Subsidiaries on a consolidated basis, the information and reports required by this SECTION 4.03 may be those of such parent entity on a consolidated basis; PROVIDED that such information and reports distinguish in all material respects between the Company and its Subsidiaries and such parent entity and its other subsidiaries, if any.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). Upon request by the Company, the Trustee shall forward such reports to the Holders.

          SECTION 4.04 COMPLIANCE CERTIFICATE.

          (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has performed its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has performed each and every condition and covenant contained in this Indenture that is applicable to it in all material respects and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall promptly (which shall be no more than ten (10) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer's Certificate specifying such event and what action the Company proposes to take with respect thereto.

         SECTION 4.05 TAXES.

         The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.06 STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.07 LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any Restricted Subsidiary's Equity Interest in their capacity as such (other than dividends or distributions payable (x) in Equity Interests (other than Disqualified Interests) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

              (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

              (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest, principal or sinking fund obligation at Stated Maturity; or

              (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (2) the Company would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of


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          the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in SECTION 4.09(A) hereof; and

              (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii)(1), (vi) and (ix) of clause (b) below), is less than the sum, without duplication, of:

                  (A) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the date of this Indenture (the "Measurement Date") to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (B) 50% of the aggregate net proceeds, including the fair market value of any property, received by the Company since the Measurement Date as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Interests) or from the issue or sale of Disqualified Interests or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Interests or convertible debt securities) sold to a Subsidiary of the Company), together with the aggregate cash and Cash Equivalents received by the Company or any of its Restricted Subsidiaries at the time of such conversion or exchange plus the amount by which Indebtedness of the Company and its Restricted Subsidiaries is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness which is convertible into or exchangeable for Qualified Capital Interests of the Company or any of its Restricted Subsidiaries; plus

                  (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital including for the release of any guarantee with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount of such Restricted Investment that was treated as a Restricted Payment when made.

          (b) The foregoing provisions will not prohibit

              (i) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration or call for redemption thereof, if at said date of declaration or call for redemption such payment would have complied with the provisions of this Indenture;

              (ii) the making of any Restricted Payment (1) in exchange for other Equity Interests of the Company (other than any Disqualified Interests) or (2) out of the net cash proceeds of the substantially concurrent (and in any event not later than 60 days) sale for cash (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Interests); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition pursuant to clause (1) hereof shall be excluded from clause (3)(ii) of clause (a) above;

              (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Interests of the Company or a Guarantor with the net cash proceeds from a substantially concurrent (and in any event not later than 60 days) incurrence of Permitted Refinancing Indebtedness;

              (iv) the declaration or payment of any dividend or other distribution by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

              (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company and any distribution, loan or advance to Parent or any direct or indirect parent of Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any direct or indirect parent of Parent, in each case, held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries (or Heirs or other permitted transferees thereof); PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (A) for the fiscal year ending on or about December 31, 2008, (x) in the case of James Stryker, $296,000, (y) in the case of Charles Conine, $175,000 and (B) $250,000 in any calendar year thereafter; PROVIDED, FURTHER, that in the case of clause (B) only, the Company may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value (or distributions, loans or advances to Parent or a direct or indirect Parent) permitted to have been made but not made in any preceding calendar year up to a maximum of $250,000 in any calendar year; PROVIDED, FURTHER, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (v); PROVIDED, FURTHER, that cancellation of Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries in connection with the repurchase of Equity Interests from such Persons will not be deemed to constitute a Restricted Payment for purposes of this SECTION 4.07 or any other provisions of this Indenture;

              (vi) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants, or other convertible securities;

              (vii) upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to
          SECTION 4.15 hereof (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest);

              (viii) Permitted Payments to Parent;

              (ix) the payment of intercompany Indebtedness that is expressly subordinated to the Notes or any Guarantee, the incurrence of which is permitted under SECTION 4.09(C)(VI); PROVIDED, HOWEVER, that no Default has occurred and is continuing or would otherwise result therefrom; and

              (x) the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of the Company or any Restricted Subsidiary to the extent necessary, in good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by the Company or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body in an aggregate amount, together with amounts permitted under clause (l) of the definition of "Permitted Investments", not to exceed $3.0 million.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million.

          SECTION 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

              (i) (x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Interests or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

              (ii) make loans or advances to the Company or any of its Subsidiaries; or

              (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b) However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

              (i) this Indenture, the Notes, any Guarantees and the Collateral Agreements;

              (ii) applicable law, rule or regulation or order;

              (iii) any instrument governing Indebtedness or Capital
          Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Interest was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

              (iv) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

              (v) purchase money obligations and Capital Lease Obligations not incurred in violation of this Indenture that impose restrictions of the nature described in clause (a)(iii) above on the property financed with such Indebtedness;

              (vi) Permitted Refinancing Indebtedness; PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more materially restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

              (vii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors of the Company, which limitation is applicable only to the assets that are the subject of such agreements;

              (viii) secured Indebtedness otherwise permitted to be incurred pursuant to SECTION 4.13 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;

              (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

              (x) in the case of clause (a)(iii) of this SECTION 4.08, provisions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries;

              (xi) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Interests of a Person other than on a pro rata basis;

              (xii) restrictions in other Indebtedness incurred in compliance with SECTION 4.09 hereof; PROVIDED that such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the Revolver and this Indenture; and

              (xiii) agreements governing existing Indebtedness and the Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; PROVIDED that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Issue Date.

SECTION 4.09      LIMITATION ON INCURRENCE OF INDEBTEDNESS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including

Acquired Debt); PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary of the Company that is a Guarantor or, upon such incurrence becomes a Guarantor, may incur Indebtedness if, in each case, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, as the case may be, at the beginning of such four quarter period.

          (b) The Company will not, directly or indirectly, incur any Indebtedness (nor will the Company permit any Subsidiary Guarantor to guarantee such Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no such Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

          (c) The provisions of SECTION 4.09(A) hereof shall not apply to the following items of Indebtedness (collectively, "Permitted Debt"):

              (i) the incurrence by the Company (and the guarantee thereof by the Guarantors) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities; PROVIDED that the aggregate principal amount of all revolving credit Indebtedness and letters of credit outstanding under Credit Facilities after giving effect to such incurrence does not exceed $26.0 million;

              (ii) Indebtedness outstanding on the Issue Date and disclosed in the Offering Circular;

              (iii) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of Indebtedness represented by the Notes and the Guarantees issued on the Issue Date in an aggregate principal amount not to exceed $132.0 million;

              (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (x) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any of the purchase price or cost of construction, installation, design, or improvement of real or personal property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct acquisition of such assets) or the acquisition of Equity Interests of any Person owning such assets, and (y) represented solely by mortgage financings incurred for any other purpose permitted under this Indenture in an aggregate principal amount under clauses
          (x) and (y) not to exceed $3.0 million at any time outstanding; PROVIDED, that payments in respect of any such Capital Lease Obligation shall be included in the amounts set forth under SECTION 4.19;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace Indebtedness permitted to be incurred by this Indenture (other than Indebtedness permitted under clause (i));

              (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (i) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or, the Guarantee, in the case of the Guarantor, and
          (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person, or the sale or other transfer of a Lien in respect of such Indebtedness (other than Permitted Liens of the type described in clause (i) or (xiv) of the definition thereof that secure First Priority Claims that are permitted under this Indenture or Permitted Liens, of the type described in clause (vii) of the definition thereof, that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
          (vi);

              (vii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this
          SECTION 4.09;

              (viii) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bankers' acceptances or payment obligations in connection with self-insurance or similar requirements (including Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, opened to provide security for any of the foregoing) incurred in the ordinary course of business;

              (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

              (x) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

              (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all outstanding Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $2.0 million.

          For purposes of determining compliance with this SECTION 4.09, in the event that an item of Indebtedness (of any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) of this SECTION 4.09(C) or is entitled to be incurred pursuant to
SECTION 4.09(A) hereof, the Company, in its sole discretion, will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of occurrence, and at any time and from time to time may reclassify in any manner that complies with this SECTION 4.09. Notwithstanding the foregoing, Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock for purposes of this SECTION 4.09 shall not be deemed an incurrence of Indebtedness; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.10      ASSET SALES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

               (ii) at least 90% of the consideration therefor (which consideration will not include any contingent payment obligations related to such asset sale, including, without limitation, earnout payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to employees or consultants) received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 30 days of the receipt thereof converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         The following shall also be deemed to be cash for purposes of this
SECTION 4.10:

                    (1) cash held in escrow as security for any purchase price settlement, for damages in respect of a breach of representations and warranties or covenants or for payment of other contingent obligations in connection with the Asset Sale; and

                    (2) any Marketable Securities valued based on the Average Market Price of such Marketable Securities at the time of the consummation of such Asset Sale.

          (b) Within 179 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any of its Restricted Subsidiaries may apply such Net
Proceeds:

               (i) to permanently reduce Indebtedness under the Credit Facilities (and to correspondingly reduce commitments with respect thereto) and repay any other Permitted Debt secured by a Lien on the property or assets that is the subject of such Asset Sale, or

               (ii) the making of a Capital Expenditure or the acquisition of other tangible long-term assets, in each case, that are used or useful in the then existing business of the Company and its Subsidiaries; PROVIDED, that any such Capital Expenditure shall be included in the amounts set forth in SECTION 4.19; PROVIDED, FURTHER, that, notwithstanding the foregoing, if the Company or a Restricted Subsidiary sells, transfers or otherwise disposes of real property restaurant assets that the Company or such Restricted Subsidiary previously acquired from a franchisee, only the cash portion of the purchase price paid in connection with the initial acquisition of such assets from such franchisee shall be included in the amounts set forth under SECTION 4.19, and any reinvestment of the Net Proceeds received by the Company or any of its Restricted Subsidiaries in connection with the disposition of such assets shall be excluded from the amounts set forth in SECTION 4.19.

         Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this SECTION 4.10(B) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $1.0 million (the "Asset Sale Offer Trigger Date"), the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with all such Excess Proceeds (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase not less than 30 days nor more than 45 days following the Asset Sale Offer Trigger Date, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other PARI PASSU Indebtedness described above tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the respective aggregate amount of the Notes and such other Indebtedness to be purchased shall be determined on a pro rata basis (it being understood that the Trustee shall not be making a determination as to any Indebtedness other than the Notes) and the Trustee shall select the Notes to be purchased in such aggregate amount on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this SECTION 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations of this
SECTION 4.10 by virtue thereof.

SECTION 4.11      EXCESS CASH FLOW OFFER.

          (a) If the Company and its Subsidiaries have Excess Cash Flow (i) for the period from the Issue Date to December 31, 2008 (the "Initial Period") and
(ii) subsequent to the Initial Period, for any fiscal year commencing with the fiscal year ending on or about December 31, 2009, each Holder will have the right to require the Company to repurchase all or any part of that Holder's Notes (in minimum amounts of $2,000 and integral multiples of $1,000) at a purchase price in cash equal to 102% of the principal amount of the Notes repurchased, plus any accrued and unpaid interest, to the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase), with 75% of Excess Cash Flow of the Company and its Subsidiaries on a consolidated basis for such period (less the amount of any open market purchases and any redemptions of Notes pursuant to this Indenture made during such period).


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          (b) Within 90 days after the end of any such fiscal year, the Company will send a notice to each Holder and the Trustee describing the offer to repurchase Notes with Excess Cash Flow (the "Excess Cash Flow Offer") and offering to purchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The Company will be required to purchase Notes validly tendered in response to an Excess Cash Flow Offer in accordance with the procedures set forth in this Indenture and such notice. The Company will not be required to make an Excess Cash Flow Offer if the Excess Cash Flow for such relevant fiscal year is less than $1.0 million. With respect to each Excess Cash Flow Offer, the Company shall be entitled to reduce the applicable amount of the Excess Cash Flow Offer (the "Excess Cash Flow Offer Amount") by the aggregate repurchase price of any Notes repurchased by the Company in the relevant fiscal year in the open market or redeemed by the Company pursuant to this Indenture (to the extent such amount has not previously reduced any Excess Cash Flow Offer Amount). If the aggregate principal amount of Notes plus (i) the two percent premium thereon, and (ii) accrued and unpaid interest thereon, tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be accepted for purchase on a pro rata basis. If the aggregate repurchase price of Notes tendered plus (i) the two percent premium thereon, and (ii) accrued and unpaid interest thereon, pursuant to an Excess Cash Flow Offer is less than the applicable Excess Cash Flow Offer Amount, the Company may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture.

          (c) The Company will comply with the requirements of Rule 14a-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with these provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under these provisions of this Indenture by virtue of such compliance.

SECTION 4.12      TRANSACTIONS WITH AFFILIATES.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

               (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

               (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has either been approved by a majority of the disinterested members of the Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a



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          financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

               (i) any employment agreement or arrangements incentive compensation plan, benefit arrangements or plan, severance or expense reimbursement arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

               (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

               (iii) payment of reasonable directors fees to directors of the Company or any Restricted Subsidiary of the Company and other reasonable fees, compensation, benefits and indemnities paid or entered into with directors, officers and employees of the Company or any Restricted Subsidiary of the Company;

               (iv) any issuance of Equity Interests and the granting or performance of registration rights in respect of any Equity Interests, which rights have been approved by the Board of Directors of the Company;

               (v) any agreement (other than the Management Agreement) in effect on the date of this Indenture or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the date of this Indenture);

               (vi) Restricted Payments that are permitted by the provisions of this Indenture described under SECTION 4.07;

               (vii) the payment of all or any portion of the management fees and reimbursement of out-of-pocket expenses to the extent provided for in the Management Agreement so long as, in the case of management fees, (A) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, and (B) the Consolidated Leverage Ratio would be, as of the date of such payment, less than 4.5 to 1.0, such Consolidated Leverage Ratio to be computed on a PRO FORMA basis after giving effect to all such payments of management fees made or proposed to be made since the end of the most recent fiscal quarter with respect to which internal financial statements are available, as well as any Indebtedness incurred in connection therewith, it being understood that payments made in compliance with this clause (B) may include partial payments and payment of past due amounts; PROVIDED HOWEVER, that only $2.0 million of accrued management fees not paid in prior periods may be paid in cash over a trailing four quarter period in addition to management fees permitted under the Consolidated Leverage Ratio test and that all management fees, accrued and current, shall be subject to a subordination agreement under which payment thereof is expressly subordinated to the Notes; and

               (viii) repurchases of Notes if repurchased on the same terms as offered to non-affiliates.


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SECTION 4.13      LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind against or upon any property or asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

SECTION 4.14      CORPORATE EXISTENCE.

         Subject to ARTICLE 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.15      OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating:

                    (1) that a Change of Control Offer is being made pursuant to this SECTION 4.15 and, to the extent lawful, that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

                    (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (3) that any Note not properly tendered or accepted for payment will remain outstanding and continue to accrue interest in accordance with the terms hereof;

                    (4) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                    (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, or transfer by book entry transfer to the Company or to the paying agent specified in the notice at the address specified in the notice prior to the close of business at least three Business Days preceding the Change of Control Payment Date;

                    (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; PROVIDED that the paying agent receives,


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          not later than the close of business on the 30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

                    (7) that if the Company is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes shall be equal to $1,000 or an integral multiple thereof or transferred by book-entry transfer; and

                    (8) the other instructions, as determined by the Company, consistent with this SECTION 4.15, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If
(a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

          (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful,

                    (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,

                    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

                    (3) deliver or cause to be delivered to the Trustee the Notes so accepted and not withdrawn together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under


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such Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described above under SECTION 3.03 unless and until there is a default in payment of the applicable redemption price, or (3) if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

SECTION 4.16      SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company may enter into a sale and leaseback transaction if:

          (a) the Company could have (x) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in SECTION 4.09(A) and (y) incurred a Lien to secure such Indebtedness pursuant to SECTION 4.13;

          (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

          (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with SECTION 4.10;

SECTION 4.17      ISSUANCES AND SALES OF EQUITY INTERESTS IN SUBSIDIARIES.

          (a) Parent shall at all times own 100% of the Equity Interests of the Company. The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless:

          (b) (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary;

               (ii) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described in SECTION 4.10;

               (iii) immediately after giving effect to such issuance or sale, such Subsidiary would no longer constitute a Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made in SECTION 4.07; and

               (iv) the transfer, conveyance, sale, lease or other disposition, is of shares of its Capital Interests constituting directors qualifying shares or is necessary to obtain or maintain any governmental license or other right that is necessary or useful to the conduct of the then existing business of the Company and its Subsidiaries.


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          (c) The Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue, transfer or otherwise dispose of any of its Equity Interests (other than, if necessary, the issuance, transfer or other disposition of shares of its Capital Interests constituting directors' qualifying shares or to the extent required to obtain or maintain any governmental license or other right that is necessary or useful to the conduct of such Subsidiaries' business) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.18      BUSINESS ACTIVITIES.

         The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

SECTION 4.19      LIMITATION ON CAPITAL EXPENDITURES.

         The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, make Capital Expenditures (including Capital Lease Obligations) in excess of:

          (a) $19.0 million in the aggregate in the fiscal year ending on or about December 31, 2008;

          (b) $14.5 million plus the amount by which Consolidated Cash Flow for the year ending on or about December 31, 2008 exceeds $50.0 million, in the aggregate in the fiscal year ending on or about December 31, 2009;

          (c) $16.0 million plus the amount by which Consolidated Cash Flow for the year ending on or about December 31, 2009 exceeds $52.5 million, in the aggregate in the fiscal year ending on or about December 31, 2010;

          (d) $17.5 million plus the amount by which Consolidated Cash Flow for the year ending on or about December 31, 2010 exceeds $55.0 million, in the aggregate in any fiscal year ending on or about December 31, 2011; and

          (e) $19.0 million plus the amount by which Consolidated Cash Flow for the year ending on or about December 31, 2011 exceeds $57.5 million, in the aggregate in any fiscal year ending on or about December 31, 2012;

PROVIDED, that, (x) $1.5 million of unused amounts may be carried over from the preceding fiscal year for a period of one year, (y) any Net Proceeds received by the Company and its Restricted Subsidiaries from the Generator Sale during any period set forth in clauses (a) through (e) above shall be reinvested as Capital Expenditures in the same period as such net proceeds are received, and (z) with respect to any sale, transfer or other disposition of real property restaurant assets that the Company or any Restricted Subsidiary previously acquired from a franchisee, only the cash portion of the purchase price paid in connection with the initial acquisition of such assets from such franchisee shall be included in the amounts set forth in clauses (a) through (e) above during any period in which such purchase price is paid, and any reinvestment of the Net Proceeds received by the Company or any of its Restricted Subsidiaries in connection with the disposition of such assets shall be excluded from the amounts set forth in clauses (a) through (e) above.


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SECTION 4.20      PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.21      SUBSIDIARY GUARANTEES.

         If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Issue Date, other than a Foreign Subsidiary, then the Company shall cause such newly acquired or created Restricted Subsidiary to become a Guarantor and

               (i) execute a supplemental indenture, in accordance with the terms of this Indenture, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company's Obligations under the Notes and this Indenture on the terms set forth in this Indenture;

               (ii) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Agreements as the Collateral Agent deems necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected second-priority security interest in the Equity Interests of such Restricted Subsidiary, subject to (a) nonconsensual Permitted Liens arising by operation of law and entitled by operation of law to priority over the Liens securing the Notes and the Note Guarantees and (b) any prior lien permitted to exist pursuant to the terms of the Intercreditor Agreement and clause (i) of the definition of Permitted Liens, which are owned by the Company or a Restricted Subsidiary of the Company and are required to be pledged pursuant to the Collateral Agreements;

               (iii) take such actions as are necessary to grant to the Collateral Agent for the benefit of the Holders a perfected second-priority security interest in the assets, other than Excluded Assets, of such Restricted Subsidiary, subject to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Agreements or by law or as may be reasonably requested by the Collateral Agent;

               (iv) take such further action and execute and deliver such other documents specified in this Indenture or the Collateral Agreements or otherwise reasonably requested by the Trustee or Collateral Agent to give effect to the foregoing; and

               (v) deliver to the Trustee an opinion of counsel and officer's certificate that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary and such other reasonable and customary opinions regarding the perfection of such Liens in the Collateral of such Restricted Subsidiary as provided for in this Indenture or the Collateral Agreements.


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SECTION 4.22      IMPAIRMENT OF SECURITY INTEREST.

          (a) Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral. Neither the Company nor any Guarantor shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain, any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Collateral Agreements, subject to the terms of the Intercreditor Agreement.

          (b) The Company shall, and shall cause each applicable Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements and (ii) file any such notice filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect (and maintain the perfection and priority) the Liens created by the Collateral Agreements, subject to Permitted Liens, at such times and at such places as the Collateral Agent may reasonably request, in each case subject to the terms of the Collateral Agreements.

SECTION 4.23      REAL ESTATE MORTGAGES AND FILINGS.

         With respect to any (a) Issue Date Real Property or (b) any fee interest in any real property that is acquired by the Company or any Domestic Restricted Subsidiary after the Issue Date which has (A) a purchase price or (B) fair market value, greater than $500,000 (such real property referred to in clauses (A) and (B), individually and collectively, the "PREMISES"), within 90 days of the Issue Date or the acquisition, as applicable, the Company shall deliver to the Collateral Agent:

          (a) as mortgagee, fully executed counterparts of Mortgages, duly executed by the Company or the applicable any Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

          (b) to the extent practicable, mortgagee's title insurance policies in favor of the Collateral Agent in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens and a standard survey exception, and such policies shall also include, to the extent available, other customary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon;

          (c) to the extent that a standard survey exception is not contained in the mortgagee's title policy delivered in accordance with clause (b) above, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company's or the applicable Domestic Restricted Subsidiary stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or the applicable Domestic Restricted Subsidiary of such


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

Premises for the Company's or the applicable Domestic Restricted Subsidiary's business as so conducted, or intended to be conducted, at such Premises; and

          (d) to the extent obtained by the First Priority Agent, an opinion from local counsel in each jurisdiction where a Premises is located in form and substance reasonably satisfactory to the Collateral Agent and covering such matters as Collateral Agent may reasonably request, including without limitation, the enforceability of the relevant Mortgages.

SECTION 4.24      LANDLORD WAIVERS.

         Each of the Company and its Domestic Restricted Subsidiaries that is a lessee of, or becomes a lessee of, real property material to the business, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver to the extent a landlord waiver is obtained for such real property by the First Priority Agent, substantially in the form of any landlord waiver agreed by the First Priority Agent, executed by the lessor of such real property; PROVIDED that in the case where such lease is a lease in existence on the Issue Date, the Company or its Domestic Restricted Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to use commercially reasonable efforts to satisfy such requirement to the extent a landlord waiver is obtained for such real property by the First Priority Agent.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01      MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL
                  ASSETS.

          (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless such transaction constitutes a Change of Control and:

               (i) (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that, in case of a limited liability company or a partnership, a co-obligor of the Notes is a corporation;

               (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Collateral Agreements, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and

               (iv) except in the case of a consolidation, amalgamation or merger with or into or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the property and assets of the Company and any of its Subsidiaries to a Wholly Owned Subsidiary of the Company, (A) the Company or the entity or Person formed by or surviving


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

          any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in SECTION 4.09(A) and (B) the Consolidated Leverage Ratio of the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), as the case may be, is at least 0.5 times lower on a pro forma basis than the Consolidated Leverage Ratio of the Company immediately preceding the transaction.

          (b) No Guarantor may consolidate or merge with or into (whether or not the Company or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity.

          (c) This Section 5.01 will not apply to a merger of the Company or a Guarantor with an Affiliate solely for the purpose, and with the effect, of reincorporating the Company or such a Guarantor, as the case may be, in another jurisdiction of the United States. In addition, nothing in this SECTION 5.01 will prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to Parent, the Company or another Restricted Subsidiary.

SECTION 5.02      SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with SECTION 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of SECTION 5.01 hereof.

ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01      EVENTS OF DEFAULT.

          (a) Each of the following shall be an "Event of Default" for purposes of this Indenture:

               (i) default for 30 days in the payment when due of interest on the Notes;

               (ii) default in payment when due of the principal of or premium, if any, on the Notes;


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               (iii) a default by the Company or any Guarantor in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company or such Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to SECTION 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $2.0 million or more at any time and such failure shall not have been cured or waived within 20 days thereof;

               (v) failure by the Company or any of its Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by an insurance carrier or pursuant to which the Company is not indemnified by a third party who has agreed to honor such obligation) aggregating in excess of $2.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

               (vi) Parent, the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

                    (1) commences a voluntary case,

                    (2) consents to the entry of an order for relief against it in an involuntary case,

                    (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or

                    (4) generally is not paying its debts as they become due; or

               (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (1) is for relief against Parent, the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary in an involuntary case,

                    (2) appoints a Custodian of Parent, the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or for all or substantially all of the property of Parent or the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or

                    (3) orders the liquidation of Parent, the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary,


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          and the order or decree remains unstayed and in effect for 60 days;

               (viii) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligation under its Guarantee;

               (ix) failure by the Company to comply with any material agreement or material covenant in any of the Collateral Agreements, and such failure shall continue for a period of 30 days after the Company receives a Notice of Default from the Trustee, the Collateral Agent or the Holders of at least 25% in principal amount of the then outstanding Notes voting as a single class; and

               (x) except by reason of the termination of the Indenture or the applicable Collateral Agreement in accordance with its terms and subject to the Intercreditor Agreement, any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective to give the Collateral Agent, the Liens with the priority purported to be created thereby subject to no other Liens, other than Permitted Liens, in each case for a period of 30 days after the Company receives a Notice of Default from the Trustee, the Collateral Agent or the holders of at least 25% in principal amount of the then outstanding Notes voting as a single class; PROVIDED that it shall not be an Event of Default under this paragraph (ix) if the Collateral Agent shall not have, or shall cease to have, a valid, enforceable and perfected second priority security interest in or Lien on any Collateral purported to be covered by the Collateral Agreements that is not material to the operations or the businesses of the Company, taken as a whole.

          (b) The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.02      ACCELERATION.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes shall notify the Company in writing, specifying the Event of Default, demanding that the Default be remedied and stating that such notice is a "Notice of Default," following which such Holders may declare all the Notes to be due and payable immediately. Upon such declaration of acceleration pursuant to a Notice of Default, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable without further action or notice; PROVIDED, HOWEVER, that in the event of a declaration of acceleration because an Event of Default set forth in SECTION 6.01(A)(IV) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the failure to pay or acceleration triggering such Event of Default pursuant to SECTION 6.01(A)(IV) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. Notwithstanding the foregoing, in the case of an Event of Default arising under SECTION 6.01(A)(VI) or SECTION 6.01(A)(VII), with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that


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withholding notice is in their interest. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the Trust Indenture Act.

SECTION 6.03      OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04      WAIVER OF PAST DEFAULTS.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than nonpayment of principal or interest that has become due solely because of acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05      CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of a Note or that would involve the Trustee in personal liability.

SECTION 6.06      LIMITATION ON SUITS.

         Subject to SECTION 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

                    (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                    (2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

                    (3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                    (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and


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                    (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07      RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in SECTION 6.01(A)(VI)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09      RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.10      RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in SECTION 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11      DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


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SECTION 6.12      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.13      PRIORITIES.

         If the Trustee collects any money pursuant to this ARTICLE 6, it shall pay out the money in the following order:

               (i) to the Trustee, its agents and attorneys for amounts due under SECTION 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

               (iii) to the Company or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this SECTION 6.13.

SECTION 6.14      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party


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litigant. This SECTION 6.14 does not apply to a suit by the Trustee, a suit by a
Holder of a Note pursuant to SECTION 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01      DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this SECTION 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this SECTION 7.01.

          (e) Each of the Trustee and the Collateral Agent shall be under no obligation to exercise any of its rights or powers under this Indenture or the Collateral Agreements at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee or the


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Collateral Agent, as the case may be, indemnity satisfactory to the Trustee or
Collateral Agent, as the case may be, or security against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02      RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture

          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.


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          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.03      INDIVIDUAL RIGHTS OF TRUSTEE.

          Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Collateral Agent, as the case may be. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest it shall eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. Each of the Trustee and the Collateral Agent is also subject to SECTIONS 7.10 and 7.11 hereof, and the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act.

SECTION 7.04      TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05      NOTICE OF DEFAULTS.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06      REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


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SECTION 7.07      COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee and Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in connection with the performance of its duties under this Indenture or the Collateral Agreements, as the case may be, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance or administration of this Indenture or the Collateral Agreements, or the administration of the trust created hereby and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any of the Guarantors (including this SECTION 7.07) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company in writing promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not (x) pay for any settlement made without its written consent, which shall not be unreasonably withheld, or (y) reimburse any expense or indemnify against any of the foregoing loss, liability, damage, claim or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          The obligations of the Company under this SECTION 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

          To secure the payment obligations of the Company and the Guarantors in this SECTION 7.07, the Trustee shall have a Lien prior to the Notes on all money, property or Collateral held or collected by the Trustee in its capacity or the Collateral Agent in its capacity as Collateral Agent, except in the case of the Trustee, assets or money held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee or Collateral Agent incurs expenses or renders services after an Event of Default specified in SECTION 6.01(A)(VI) or SECTION 6.01(A)(VII) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of Trust Indenture Act
Section 313(b)(2) to the extent applicable.

SECTION 7.08      REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may


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remove the Trustee by so notifying the Trustee and the Company in writing.
The Company may remove the Trustee if:

          (a) the Trustee fails to comply with SECTION 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting as Trustee hereunder or with respect to the Notes.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with SECTION 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee and execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee; PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in SECTION 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this SECTION 7.08, the Company's obligations under SECTION 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09      SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; PROVIDED, HOWEVER, that such Person shall be otherwise qualified and eligible under Article Seven hereof.

SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state


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authorities and that has a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

SECTION 7.12      TRUSTEE IN OTHER CAPACITIES; COLLATERAL AGENT.

          References to the Trustee in SECTIONS 7.01(B)(F), 7.02, 7.03, 7.04,
7.07 and 7.08 shall include the Trustee in its role as Collateral Agent and Paying Agent.

SECTION 7.13 CO-TRUSTEES, CO-COLLATERAL AGENT AND SEPARATE TRUSTEES, COLLATERAL AGENT

          At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company shall have the power to appoint, and, upon the written request of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or collateral agents of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power reasonably necessary, subject to the other provisions of this SECTION 7.13. As of the Issue Date, the Company hereby appoints The Bank of New York Mellon as the initial Collateral Agent and The Bank of New York Mellon hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not make any such subsequent appointment within thirty (30) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee shall have the power to make such subsequent appointment.

          Should any written instrument from the Company reasonably be required by any co-trustee, co-collateral agent or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee, co-collateral agent, separate trustee or separate collateral agent such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

          The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-

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collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-collateral agent or separate collateral agent.

          The Company at any time, by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
SECTION 7.13; PROVIDED that, in case an Event of Default has occurred and is continuing, the Trustee, by an instrument in writing executed by it, shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent. Upon the written request of the Company, the Trustee shall join with the Company in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this
SECTION 7.13.

          No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any other such trustee or collateral agent hereunder, other than any act or omission resulting from such co-trustee's, co-collateral agent's, separate trustee or separate collateral agent's negligence or willful misconduct.

          Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01      OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option and at any time, elect to have either
SECTION 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors upon compliance with the conditions set forth below in this
ARTICLE 8.

SECTION 8.02      LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under SECTION 8.01 hereof of the option applicable to this SECTION 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in SECTION 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees and the Collateral Agreements on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including, the Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of SECTION 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees, the Collateral Agreements and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:


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          (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in SECTION 8.04 hereof;

          (b) the Company's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (d) this SECTION 8.02.

          If the Company exercises the Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes (other than an Event of Default specified in SECTION 6.01(A)(I), SECTION 6.01(A)(II), SECTION 6.01(A)(VI) or SECTION 6.01(A)(VII)). Subject to compliance with this ARTICLE 8, the Company may exercise its option under this SECTION 8.02 notwithstanding the prior exercise of its option under SECTION 8.03 hereof.

SECTION 8.03      COVENANT DEFEASANCE.

          Upon the Company's exercise under SECTION 8.01 hereof of the option applicable to this SECTION 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in SECTION 8.04 hereof, be released from their obligations under the covenants contained in SECTIONS 4.03 through 4.19 hereof and SECTION 5.01(A)(IV) and (B) hereof with respect to the outstanding Notes on and after the date the conditions set forth in SECTION 8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under SECTION 8.01 hereof of the option applicable to this
SECTION 8.03 hereof, subject to the satisfaction of the conditions set forth in
SECTION 8.04 hereof, SECTIONS 6.01(A)(III), 6.01(A)(IV), 6.01(A)(V), 6.01(A)(VI)
(solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(A)(VII) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(A)(VIII), 6.01(A)(IX) and 6.01(A)(X) shall not constitute Events of Default.


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SECTION 8.04      CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to the application of either
SECTION 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

               (i) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent investment bank, appraisal firms or public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

               (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (vi) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (vii) the Company shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


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SECTION 8.05      DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                  OTHER MISCELLANEOUS PROVISIONS.

          Subject to SECTION 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this SECTION 8.05, the "Trustee") pursuant to SECTION 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to SECTION 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this ARTICLE 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in
SECTION 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under SECTION 8.04(A) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06      REPAYMENT TO COMPANY.

          The Trustee shall promptly, and in any event, no later than three Business Days, pay to the Company after request therefor, any excess money or Government Securities held with respect to the Notes at such time in excess of amounts required to pay any of the Company's Obligations then owing with respect to the Notes. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.07      REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with SECTION 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
SECTION 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTION 8.02 or 8.03 hereof, as the case may be; PROVIDED that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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                                   ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01      WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding SECTION 9.02 hereof, the Company, any Guarantor (with respect to the Guarantee or this Indenture) and the Trustee or Collateral Agent, as applicable, may amend or supplement the Indenture Documents without the consent of any Holder:

                    (1) to cure any ambiguity, defect or inconsistency;

                    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                    (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture Documents of any such Holder;

                    (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                    (6) to conform the text of the Indenture Documents to any provision of the "Description of Notes" to the extent that such provision in the "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture Documents;

                    (7) to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

                    (8) to comply with the rules of any applicable securities depository;

                    (9) to add a co-issuer or co-obligor of the Notes; or

                    (10) if necessary in connection with any addition or release of Collateral permitted under the terms of the Indenture Documents.

          Upon the request of the Company accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in SECTION
9.06 hereof, the Trustee and the Collateral Agent, if applicable, shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02      WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this SECTION 9.02, subject to the terms of the Intercreditor Agreement, the Company and the Trustee or Collateral Agent, as applicable, may amend or supplement

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the Indenture Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to SECTIONS 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). SECTION 2.08 hereof and
SECTION 2.09 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this SECTION 9.02.

          Upon the request of the Company accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in SECTION 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this SECTION 9.02 to approve the particular form of any proposed amendment, consent, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this SECTION 9.02 becomes effective, the Company shall (or cause the Trustee, at the expense of and at the request of the Company, to) mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Without the consent of each affected Holder of Notes, an amendment, consent, supplement or waiver under this SECTION 9.02 may not (with respect to any Notes held by a non-consenting Holder):

               (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the redemption of the Notes described in SECTIONS 4.10, 4.11 and 4.15);

               (iii) reduce the rate of or change the time for payment of interest on any Note;

               (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

               (v) make any Note payable in money other than that stated in the Notes;

               (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;


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               (vii) after the Company's obligation to purchase Notes arises under this Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or make and consummate an Excess Cash Flow Offer with respect to Excess Cash Flow, or modify any of the provisions or definitions with respect thereto;

               (viii) modify or change any provision of this Indenture in any manner which subordinates the Notes in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor, in each case in a manner that adversely affects the Holders in any material respect; PROVIDED that subordination shall not be affected by the existence or lack thereof of a security interest or by priority with respect to a security interest

               (ix) release Parent or any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

               (x) make any change in the foregoing amendment and waiver provisions.

          No such amendment may release all or substantially all of the Collateral securing the Company's and Guarantors' Obligations under the Indenture, the Notes and any Guarantees other than in accordance with the terms of the Collateral Agreement without the consent of Holders holding at least 75% of the aggregate principal amount of the Notes then outstanding.

          It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement, waiver or consent, but it shall be sufficient if such consent approves the substance of the proposed amendment, supplement, waiver or consent.

          After an amendment, supplement or waiver under this SECTION 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement, waiver or consent. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or consent.

SECTION 9.03      COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee or Collateral Agent, as applicable, receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


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          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 9.05      NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee or Collateral Agent, as applicable, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06      TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this ARTICLE 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to SECTION 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by SECTION
12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including SECTION 9.04).

                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.01     GUARANTEE.

          Subject to this ARTICLE 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Collateral Agreements, the other Indenture Documents, or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee or Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to

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pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Collateral Agreements, the other Indenture Documents, or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Collateral Agreements and this Indenture.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this SECTION 10.01.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in ARTICLE 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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          The Guarantee issued by any Guarantor shall be (i) a senior secured obligation of such Guarantor, (ii) senior in right of payment with all existing and future subordinated Indebtedness of such Guarantor, and (iii) PARI PASSU in right of payment with all existing and future senior Indebtedness of such Guarantor, if any.

          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.02     LIMITATION ON GUARANTOR LIABILITY.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this ARTICLE 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 10.03     EXECUTION AND DELIVERY.

          To evidence its Subsidiary Guarantee set forth in SECTION 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

          Each Guarantor hereby agrees that its Guarantee set forth in SECTION
10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          If required by SECTION 4.16 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of
SECTION 4.16 hereof and this ARTICLE 10, to the extent applicable.


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SECTION 10.04     SUBROGATION.

          Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of SECTION 10.01 hereof; PROVIDED that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 10.05     BENEFITS ACKNOWLEDGED.

          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.06     RELEASE OF GUARANTEES.

          (a) A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company or the Trustee is required for the release of such Guarantor's Guarantee:

                    (1) if (a) all of the Capital Interests issued by such Subsidiary Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Restricted Subsidiaries or (b) such Subsidiary Guarantor ceases to be a Restricted Subsidiary, and in each case of (a) and (b) the Company otherwise complies, to the extent applicable, with SECTION 4.10, SECTION 4.17 and SECTION 5.01, as applicable; or

                    (2) upon (i) payment in full in cash of the principal of, premium, if any, and accrued and unpaid interest, on the Notes and all other Obligations hereunder and under the other Indenture Documents that are then due and payable, (ii) a satisfaction and discharge of this Indenture pursuant to SECTION 11.01 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to SECTION 8.02 or
          SECTION 8.03.

          (b) The Guarantee of the Parent will be released without further action required on the part of the Trustee or any Holder (1) in connection with any sale or other disposition of all or substantially all of the assets of the Company, (2) at such time as the Parent ceases to Guarantee any obligations securing First Priority Claims; PROVIDED, that so long as any Notes remain outstanding, the Guarantee of the Parent shall be reinstated upon the subsequent Guarantee by the Parent of any obligations securing First Priority Claims, or
(3) upon (i) payment in full in cash of the principal of, premium, if any, and, accrued and unpaid interest, on the Notes and all other Obligations hereunder and under the other Indenture Documents that are then due and payable, (ii) a satisfaction and discharge of this Indenture pursuant to SECTION 11.01 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to SECTION
8.02 or SECTION 8.03.

          (c) In the case of a release of a Guarantee pursuant to paragraph (a) or (b) above, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with in all material respects. At the request and at the expense of the Company, the Trustee shall execute and deliver any instrument evidencing such release.


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                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

SECTION 11.01     SATISFACTION AND DISCHARGE.

          This Indenture (and all Liens on Collateral granted in connection with the issuance of Notes) shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein) as to all outstanding Notes, when:

          (a) either

               (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonable satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (b) the Company has paid all other sums payable under this Indenture by the Company; and

          (c) the Company has delivered to the Trustee an Officer's Certificate and an opinion of counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this SECTION 11.01, the provisions of SECTION 11.02 and SECTION
8.06 hereof shall survive.

SECTION 11.02     APPLICATION OF TRUST MONEY.

          Subject to the provisions of SECTION 8.06 hereof, all money deposited with the Trustee pursuant to SECTION 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with SECTION 11.01 hereof by reason of any legal proceeding or by reason of any order or

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judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 11.01 hereof; PROVIDED that if the Company has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

SECTION 11.03 ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.Subject to SECTION 8.07, after the conditions of SECTION 8.01, SECTION 8.02 or SECTION 11.01 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the Company's Obligations under this Indenture and the Collateral Agreements except for those surviving obligations specified in SECTION 7.07,
SECTION 8.02 and SECTION 11.02 and the Trustee shall execute and deliver to the Company any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by
SECTION 13.06.

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01     TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

SECTION 12.02     NOTICES.

          Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Perkins & Marie Callender's Inc.
         6075 Poplar Avenue Suite 900
         Memphis, TN 38119
         Attention:  Chief Financial Officer

         with a copy to:

         Castle Harlan, Inc.
         150 East 58th Street
         New York, New York 10155
         Attn:  William Pruellage

         with a copy to:

         Schulte Roth & Zabel LLP
         919 Third Avenue
         New York, New York 10022
         Attention:  Michael R. Littenberg, Esq.


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         If to the Trustee or Collateral Agent:

         The Bank of New York Mellon
         101 Barclay Street, Floor 8W
         New York, New York 10286
         Fax No.:  (212) 815-5704
         Attention:  Corporate Trust Administration

          The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.03     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture, the Collateral Agreements or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).


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SECTION 12.04     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

          (a) An Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been satisfied; and

          (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in SECTION 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Notwithstanding the foregoing, no such Opinion shall be given with respect to the delivery of the initial Notes.

SECTION 12.05     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to SECTION 4.04 hereof or Trust Indenture Act Section 314(a)(4)) and the Collateral Agreements shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.06     RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Calculation Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

          No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture Documents, the Guarantees or for any claim based on, in respect of, or by reason of, such

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obligations or their creation. Each Holder of Notes by accepting a Note and
Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantee.

SECTION 12.08     GOVERNING LAW.

          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09     WAIVER OF JURY TRIAL.

          EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10     FORCE MAJEURE.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 12.11     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12     SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and Collateral Agent in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in SECTION
10.05 hereof.

SECTION 12.13     SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14     COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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SECTION 12.15     TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 13

              AGREEMENT TO SUBORDINATE SECURITY INTERESTS; SECURITY

SECTION 13.01     GRANT OF SECURITY INTEREST.

          (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under the Indenture Documents, the Company and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture (other than any Mortgage, landlord waiver or other Collateral Agreements required to be executed and delivered after the date hereof pursuant to Section 4.23 or Section 4.24 or any other provision of the Indenture Documents). Subject to the Intercreditor Agreement, the Collateral Agreements shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral.

          (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights hereunder and thereunder in accordance herewith and therewith. The Parent and Company shall, and shall cause each of the Subsidiary Guarantors to, do or cause to be done, at their sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and, subject to the Intercreditor Agreement, including taking all commercially reasonable actions required to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in the Indenture Documents, valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee and the Collateral Agent acting at the direction of the Company shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons to act as co-collateral agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any other Indenture Document.


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SECTION 13.02     INTERCREDITOR AGREEMENT.

          This ARTICLE 13, the Security Agreement and the other Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

          REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 24, 2008 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"), BETWEEN WELLS FARGO FOOTHILL, LLC, AS FIRST PRIORITY AGENT (AS DEFINED THEREIN), AND THE BANK OF NEW YORK MELLON, AS SECOND PRIORITY AGENT (AS DEFINED THEREIN). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT OR THE OTHER INDENTURE DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

          THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (D) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH PARTY. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE FIRST PRIORITY SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT) UNDER THE FIRST PRIORITY DEBT DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT) TO PERMIT THE INCURRENCE OF INDEBTEDNESS UNDER THIS AGREEMENT AND TO EXTEND CREDIT TO THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES AND SUCH FIRST PRIORITY SECURED PARTIES ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THE PROVISIONS OF THIS AGREEMENT OR THE OTHER INDENTURE DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECTION 13.03     RECORDING AND OPINIONS.

          The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

          The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of September 24 of each year, commencing September 24, 2009, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or

(2) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements.

SECTION 13.04     RELEASE OF COLLATERAL.

          (a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

          (b) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to automatic release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 13.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 13.05     SPECIFIED RELEASES OF COLLATERAL.

          (a) Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements, including the Intercreditor Agreement, or as provided hereby.

               (i) Upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, whether prior to or after the First Priority claims have been paid in full, the Company and each Guarantor will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under the Notes and the Guarantees under any one or more of the following circumstances:

                    (A) to enable the Company or a Guarantor to consummate asset sales and dispositions permitted or not prohibited under SECTION 4.10;

                    (B) if Parent or any Subsidiary that is a Guarantor is released from its Guarantee in accordance with the terms of this Indenture, such Subsidiary's assets will also be released from the Liens securing such Subsidiary's Guarantee and the other Indenture Documents; or

                    (C) if required in accordance with the terms of the Intercreditor Agreement.

               (ii) The Company and each Guarantor will be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Guarantees with the consent of Holders in compliance with the amendment and waiver provisions of this Indenture as described under SECTION 9.02.

          Upon receipt of such Officers' Certificate and Opinion of Counsel and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Collateral Agreements and of this ARTICLE 13 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 13.06 RELEASE UPON SATISFACTION OR DEFEASANCE OF ALL OUTSTANDING OBLIGATIONS.

          The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full in cash of the principal of, premium, if any, and, accrued and unpaid interest on the Notes and all other Obligations hereunder and under the other Indenture Documents that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture pursuant to SECTION 11.01 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance pursuant to SECTIONS 8.02 or 8.03.

SECTION 13.07     FORM AND SUFFICIENCY OF RELEASE.

          In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument (prepared by the Company or such Guarantor) promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 13.08     PURCHASER PROTECTED.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 13.09 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT UNDER THE COLLATERAL AGREEMENTS.

          Subject to the provisions of the applicable Collateral Agreements, (a) the Collateral Agent shall execute and deliver the Collateral Agreements and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees and the Collateral

Agreements and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent and indemnity of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, shall take such actions; PROVIDED that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 13.10 AUTHORIZATION OF RECEIPT OF FUNDS BY THE COLLATERAL AGENT UNDER THE COLLATERAL AGREEMENTS.

          The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of
SECTION 6.10 and the other provisions of this Indenture.

                         [Signatures on following pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                                    PERKINS & MARIE CALLENDER'S INC.

                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name: Fred T. Grant, Jr.
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                    FIV CORP.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President, Secretary


                                    MACAL INVESTORS, INC.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President


                                    MARIE CALLENDER PIE SHOPS, INC.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President


                                    MARIE CALLENDER WHOLESALERS, INC.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President


                                    MCID, INC.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President




                          [Signature Page to Indenture]

                                    PERKINS & MARIE CALLENDER'S HOLDING INC.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President

                                    PERKINS & MARIE CALLENDER'S REALTY LLC


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President


                                    PERKINS FINANCE CORP.


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President


                                    WILSHIRE BEVERAGE, INC.


                                    By:   /s/ Scott Bradbury
                                          -------------------------------------
                                          Name:  Scott Bradbury
                                          Title: President, Vice President,
                                                 Treasurer,  Secretary


                                    WILSHIRE RESTAURANT GROUP LLC


                                    By:   /s/ Fred T. Grant, Jr.
                                          -------------------------------------
                                          Name:  Fred T. Grant, Jr.
                                          Title: Vice President



                          [Signature Page to Indenture]

                                    THE BANK OF NEW YORK MELLON,
                                    as Trustee

                                    By:   /s/ Christopher Greene
                                          -------------------------------------
                                          Name:  Christopher Greene
                                          Title:   Vice President


                                    THE BANK OF NEW YORK MELLON,
                                    as Collateral Agent

                                    By:   /s/ Christopher Greene
                                          -------------------------------------
                                          Name:  Christopher Greene
                                          Title:   Vice President


                          [Signature Page to Indenture]

                                    EXHIBIT A

                                 [Face of Note]



          [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

          [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                                              CUSIP [__________]
                                                               ISIN [__________]



                   [RULE 144A][REGULATION S][IAI] GLOBAL NOTE
                               representing up to
                                  $132,000,000
                        14% Senior Secured Notes due 2013

No.  ___                                                          [$_________]



                        PERKINS & MARIE CALLENDER'S INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of _________________ United States Dollars] on May 31, 2013.

Interest Payment Dates:  May 31 and November 30.

Record Dates:  May 15 and November 15.

         IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:  September [__], 2008

                                         PERKINS & MARIE CALLENDER'S INC.

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

This is one of the Notes referred to in the within-mentioned Indenture:

                                         THE BANK OF NEW YORK MELLON,
                                          as Trustee

                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                                 [Back of Note]

                        14% Senior Secured Notes due 2013

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          2. INTEREST. Perkins & Marie Callender's Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 14% per annum from September [__], 2008 until maturity. The Company will pay interest semi-annually in arrears on May 31 and November 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that, the first Interest Payment Date shall be May 31, 2009. The Company will pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          3. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
SECTION 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

          5. INDENTURE. The Company issued the Notes under an Indenture, dated as of September 24, 2008 (the "Indenture"), among Perkins & Marie Callender's Inc., the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 14% Senior Secured Notes due 2013. The Notes issued under the Indenture (collectively referred to herein as the "Notes") are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

          6. OPTIONAL REDEMPTION.

               (a) At any time prior to May 31, 2011, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of the Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Company may acquire the Notes by means other than redemption, whether pursuant to a Company tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

               (b) At any time on or prior to May 31, 2011, the Company may on any one or more occasions redeem the Notes with the net cash proceeds of one or more Equity Offerings, at a redemption price of 114% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; PROVIDED that at least 65% of the principal amount of the Notes originally issued remains outstanding immediately following such redemption (excluding Notes held by the Company or any of its Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

               (c) The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Company, on or after May 31, 2011, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 31 of the years indicated below:

YEAR                                                         PERCENTAGE
----                                                         ----------
2011.........................................................107.000%
2012 and thereafter..........................................100.000%

               (d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of SECTIONS 3.01 through 3.06 of the Indenture.

          7. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          8. NOTICE OF REDEMPTION. Subject to SECTION 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. OFFER TO REPURCHASE.

               (a) Upon the occurrence of a Change of Control, ARTICLE 3 and SECTION 4.15 of the Indenture shall apply to the extent applicable.

               (b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, ARTICLE 3 and SECTION 4.10 of the Indenture shall apply to the extent applicable.

               (c) If the Company makes an Excess Cash Flow Offer, ARTICLE 3 and
SECTION 4.11 of the Indenture shall apply to the extent applicable.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

          13. DEFAULTS AND REMEDIES. The Events of Default relating to the
Notes are defined in SECTION 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

          14. GUARANTEES. Payment of principal, premium, if any, and interest on the Notes, is unconditionally guaranteed, jointly and severally, by Parent and each of the Company's existing and future Domestic Restricted Subsidiaries.

          15. SECURITY. The obligations of the Company and the Guarantors under the Notes and the Guarantees are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee, the Collateral Agent and the Holders secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

          16. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

          17. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Collateral Agreements. Requests may be made to the Company at the following address:

         Perkins & Marie Callender's Inc.
         6075 Poplar Avenue Suite 900
         Memphis, TN 38119
         Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                             (Insert assignee' legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                      Your Signature:
                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Note)


Signature Guarantee*:
                       ------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to SECTION 4.10 or 4.15 of the Indenture, check the appropriate box below:

[_] SECTION 4.10                 [_] SECTION 4.11               [_] SECTION 4.15

         If you want to elect to have only part of this Note purchased by the Company pursuant to SECTION 4.10, SECTION 4.11 or SECTION 4.15 of the Indenture, state the amount you elect to have purchased:

                                    $___________________________
Date:  _______________

                                     Your Signature:
                                                     ---------------------------
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Note)

                                     Tax Identification No.:
                                                            --------------------


Signature Guarantee*:
                       ------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The initial outstanding principal amount of this Global Note is $______. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:


                                                                          Principal Amount of       Signature of
                                                 Amount of Increase in     this Global Note      Authorized Officer
                           Amount of Decrease     Principal Amount of       Following Such       of Trustee or Note
    Date of Exchange       in Principal Amount      this Global Note     Decrease or Increase         Custodian
    ---------------        ------------------    ---------------------   --------------------    -------------------




* This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Perkins & Marie Callender's Inc.
6075 Poplar Avenue Suite 900
Memphis, TN 38119

Attention:  Chief Financial Officer

The Bank of New York Mellon ("Trustee")
101 Barclay Street, Floor 8W
New York, New York 10286
Fax No.:  (212) 815-5704

Attention:  Corporate Trust Administration

         Re:  14% Senior Secured Notes due 2013

         Reference is hereby made to the Indenture, dated as of September [__], 2008 (the "Indenture"), among Perkins & Marie Callender's Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the "Transfer"), to _________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

               1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

               2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the

Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

               3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

               (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

               4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       [INSERT NAME OF TRANSFEROR]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:  _________________

                       ANNEX A TO CERTIFICATE OF TRANSFER



1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a) [_] a beneficial interest in the:

               (i) [_] 144A Global Note (CUSIP), or

               (ii) [_] Regulation S Global Note (CUSIP), or

               (iii) [_] IAI Global Note (CUSIP), or

          (b) [_] a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a) [_] a beneficial interest in the:

               (i) [_] 144A Global Note (CUSIP), or

               (ii) [_] Regulation S Global Note (CUSIP), or

               (iii) [_] IAI Global Note (CUSIP), or

               (iv) [_] Unrestricted Global Note (CUSIP); or

          (b) [_] a Restricted Definitive Note; or

          (c) [_] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Perkins & Marie Callender's Inc.
6075 Poplar Avenue Suite 900
Memphis, TN 38119

Attention:  Chief Financial Officer

The Bank of New York Mellon ("Trustee")
101 Barclay Street, Floor 8W
New York, New York 10286
Fax No.:  (212) 815-5704

Attention:  Corporate Trust Administration

         Re:  14% Senior Secured Notes due 2013

         Reference is hereby made to the Indenture, dated as of September [__], 2008 (the "Indenture"), among Perkins & Marie Callender's Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

               a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies
          (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

               d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note [_] Regulation S Global Note [_] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

                                        [INSERT NAME OF TRANSFEROR]

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


Dated:  _______________

                                    EXHIBIT D

                                    GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of Notes the cash payments in United States dollars of principal of, premium, if any, and interest on such Notes in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of such Notes, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders of Notes and the Trustee, all in accordance with and subject to the terms and limitations of the Notes, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 24, 2008, among Perkins & Marie Callender's Inc., a Delaware corporation (the "Company"), the Guarantors party thereto and The Bank of New York Mellon, as trustee and as collateral agent (as amended or supplemented, the "Indenture").

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [INSERT NAME OF GUARANTORS]

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title: